Filed Pursant to Rule 424(b)(3)
Registration No. 333-171151

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated March 24, 2014

PROSPECTUS    SUPPLEMENT

(To Prospectus dated July 7, 2011)

8,000,000 Shares

Common Stock

The selling stockholders are selling 8,000,000 shares of our common stock. We will not receive any proceeds from the sale of shares to be offered by the selling stockholders.

Pursuant to an agreement with the selling stockholders who are affiliates or coinvestors of Thomas H. Lee Partners, L.P. (“Thomas H. Lee Partners”), we will repurchase 8,185,092 shares of our common stock concurrently with the closing of this offering, directly from such selling stockholders in a private, non-underwritten transaction at a price per share of common stock equal to the midpoint between the public offering price and the price to the selling stockholders in this offering. We intend to fund the share repurchase with the proceeds of borrowings under a new incremental term loan described in this prospectus supplement under “Summary—Incremental Term Loan Financing.” The closing of the share repurchase, the incremental term loan financing and this offering are all contingent on one another. For more information, see “Summary—Share Repurchase.”

Our shares trade on the NASDAQ Global Select Market under the symbol “MGI.” On March 21, 2014, the last sale price of the shares as reported on the NASDAQ Global Select Market was $18.70 per share.

Investing in our common stock involves risks that are described in the ‘‘Risk Factors’’ section beginning on page S-6 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discount payable by the selling stockholders	$	$
Proceeds, before expenses, to the selling stockholders	$	$

The underwriters may also exercise their option to purchase up to an additional 1,200,000 shares from the selling stockholders, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about April     , 2014.

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities
Goldman, Sachs & Co.	J.P. Morgan

Co-Managers

Macquarie Capital	William Blair & Company

The date of this prospectus supplement is                      , 2014.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This prospectus supplement provides you with specific information about the shares of our common stock that the selling stockholders are selling in this offering and about the offering itself, and the accompanying prospectus provides more general information, some of which may not apply to this offering. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. If information in this prospectus supplement or any related free writing prospectus is inconsistent with information in the accompanying prospectus, you should rely on the information contained in this prospectus supplement or the related free writing prospectus.

Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing in our common stock. Before investing in any shares of our common stock, you should carefully read this prospectus supplement, any free writing prospectus related to this offering and the accompanying prospectus, together with the additional information incorporated by reference described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.” All references in this prospectus supplement to “MoneyGram,” “we,” “us,” “our” and “our company” are to MoneyGram International, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. All references in this prospectus supplement to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

Neither we nor the selling stockholders or any of the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, any related free writing prospectus and the accompanying prospectus. Neither we nor the selling stockholders or any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date on the front of that document. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, any related free-writing prospectus, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe” or similar expressions are intended to identify some of the forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements due to, among other things, the risks and uncertainties described in this prospectus supplement, in “Risk Factors” in the accompanying prospectus. These forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as required by federal securities law.

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SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you. Before deciding whether to invest in our common stock, you should read carefully this entire prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein and any free writing prospectus relating to this offering.

The Company

MoneyGram is a leading global money transfer and payment services company. We provide affordable, reliable and convenient money transfer and payment services. Our primary consumers are persons who may not be fully served by other financial institutions, which we refer to as “unbanked” or “underbanked” consumers. Unbanked consumers do not have a relationship with a traditional financial institution. Underbanked consumers are not fully served by traditional financial institutions. The World Bank, a key source of industry analysis for developing countries, estimates that roughly half of the world’s adult population, or 2.5 billion people, are unbanked or underbanked. As an alternative financial services provider, we provide these consumers with flexibility and convenience to help them meet the financial demands of their daily lives. Other consumers who use our services are convenience users and emergency users who may utilize traditional banking services, but prefer to use our services based on convenience, cost or to make urgent payments or transfers.

Our products include global money transfers, bill payment services, money order services and official check processing. Our global money transfer and bill payment services are our primary revenue drivers. Money transfers are movements of funds between consumers from the origination or “send” location and the designated “receive” locations. We also derive revenue from the sale of our money order and official check products and generate revenue from the investment of funds underlying outstanding official checks and money orders.

Our money transfer services enable our consumers to send and receive funds worldwide through our extensive global network of agent locations and Company-owned retail locations. Our agent locations have more than doubled since 2007 to approximately 336,000 locations, located in more than 200 countries and territories.

The MoneyGram® brand is recognized throughout the world. We use various trademarks and service marks in our business, including but not limited to MoneyGram, the Globe design logo, MoneyGram Bringing You Closer, ExpressPayment, MoneyGram xpress, Moneygrado, FormFree, AgentWorks, Agent Connect, Delta and PrimeLink, some of which are registered in the United States and other countries.

Share Repurchase

Pursuant to an agreement with the selling stockholders who are affiliates or coinvestors of Thomas H. Lee Partners, we will repurchase 8,185,092 shares of our common stock concurrently with the closing of this offering, directly from such selling stockholders in a private, non-underwritten transaction at a price per share of common stock equal to the midpoint between the public offering price and the price to the selling stockholders in this offering (the “Share Repurchase”); provided that, to the extent that the aggregate purchase price for the shares to be repurchased by us in the Share Repurchase would exceed $150 million, such number of shares to be repurchased will be reduced so that the number of shares repurchased equals $150 million divided by the price per share rounded down to the next whole share. The selling stockholders affiliated with Goldman, Sachs & Co. (“Goldman”) will only be selling shares in this offering and not in the Share Repurchase. We intend to fund the Share Repurchase with the proceeds of borrowings under a new incremental term loan described under “—Incremental Term Loan Financing.” As a result, the Share Repurchase will increase the amount of debt on our balance sheet by approximately $150 million. The repurchased shares will be cancelled and will no longer be outstanding following the completion of the offering. The consummation of the Share Repurchase, the Financing and this offering are all contingent on one another.

Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the Share Repurchase.

Incremental Term Loan Financing

In connection with the Share Repurchase, we intend to enter into an amendment (the “Incremental Amendment”) to our senior secured credit facility that provides us with $150 million in additional term loan borrowings (the “Financing”) on substantially the same terms, including with respect to the interest rate and maturity date, as our term loan borrowings under our existing senior secured credit facility. The Incremental Amendment also (a) amends certain of the conditions precedent with respect to incremental borrowings to allow for the additional term loan borrowings, (b) increases the maximum secured leverage ratio that we are required to comply with as of the last day of each fiscal quarter and (c) provides us with additional flexibility to engage in share repurchases from the selling stockholders affiliated with Thomas H. Lee Partners in an amount up to $300 million (including the Share Repurchase).

Corporate Information

Our principal executive offices are located at 2828 N. Harwood Street, Suite 1500, Dallas, Texas 75201, and our telephone number is (214) 999-7552. Our website address is www.moneygram.com. The information on or accessible through our website is not incorporated by reference into or otherwise made a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by the selling stockholders	8,000,000 shares

Underwriters’ option to purchase additional shares	1,200,000 shares

Common stock outstanding as of March 14, 2014(1)	Common stock outstanding	58,027,509 shares
	Common stock issuable upon conversion of our outstanding Series D Preferred Stock	13,654,930 shares
	Common stock, as converted	71,682,439 shares

Common stock outstanding immediately after this offering and the Share Repurchase(1)(2)	Common stock outstanding	54,259,611 shares
	Common stock issuable upon conversion of our outstanding Series D Preferred Stock	9,237,739 shares
	Common stock, as converted	63,497,350 shares

If the underwriters exercise their option to purchase 1,200,000 additional shares from the selling stockholders:

	Common stock outstanding	54,587,113 shares
	Common stock issuable upon conversion of our outstanding Series D Preferred Stock	8,910,237 shares
	Common stock, as converted	63,497,350 shares

Conflicts of Interest	Affiliates of Goldman, a participating underwriter in this offering, are selling stockholders and will receive more than 5% of the proceeds from this offering. Affiliates of Goldman hold more than 10% of our outstanding preferred stock. Because of the foregoing, a “conflict of interest” is deemed to exist within the meaning of FINRA Rule 5121. Consequently, this offering is being conducted in compliance with the applicable provisions and exemptions of FINRA Rule 5121.

Use of proceeds	We will not receive any proceeds from the sale our common stock in this offering.

Share Repurchase

Pursuant to an agreement with the selling stockholders who are affiliates or coinvestors of Thomas H. Lee Partners, we will repurchase 8,185,092 shares of our common stock concurrently with the closing of this offering, directly from such selling stockholders; provided that, to the extent that the aggregate purchase price for the shares to be repurchased by us in the Share Repurchase would exceed $150 million, such number of shares to be repurchased will be reduced. The repurchased shares will be cancelled and will no longer be outstanding following the completion of the offering. We intend to fund the Share Repurchase — with borrowings under our new incremental term loan facility. See “—Share Repurchase” and “ —Incremental Term Loan Financing” above.

Risk factors	Before deciding to invest in our common stock, you should carefully read the “Risk Factors” section of this prospectus supplement starting on page S-6 and consider the risks set forth in “Risk Factors” on pages 3 and 4 in the accompanying prospectus. In addition, you should carefully consider the information set forth in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2013, and the cautionary notes regarding forward-looking statements included or incorporated by reference herein.

Nasdaq Global Select Market symbol	“MGI”

(1)	Unless otherwise indicated, the number of shares of our common stock to be outstanding after this offering and the Share Repurchase:

•	excludes an aggregate of 4,910,041 shares of our common stock reserved for issuance upon the exercise of outstanding stock options at a weighted average exercise price of $20.37 per share as of March 14, 2014;

•	excludes 1,850,124 shares of our common stock reserved for issuance upon the vesting of outstanding restricted stock units as of March 14, 2014; and

•	excludes 5,401,786 additional shares of our common stock reserved for future issuance under our equity incentive plans as of March 14, 2014.

(2)	Assumes the repurchase of 8,185,092 shares of our common stock from the selling stockholders who are affiliates or coinvestors of Thomas H. Lee Partners in the Share Repurchase, which shares will be cancelled and will no longer be outstanding following the completion of this offering.

SUMMARY FINANCIAL INFORMATION

Our summary historical consolidated financial information as of and for the periods ended December 31, 2011, 2012 and 2013 is derived from our audited historical consolidated financial statements prepared in accordance with generally accepted accounting principles, or GAAP, and audited by Deloitte & Touche LLP, an independent registered public accounting firm. The data should be read in conjunction with and is qualified in its entirety by reference to our historical consolidated financial statements and the notes to those statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated herein by reference.

	2013	2012	2011
(Dollars in millions, except per share and location data)
Operating Results
Revenue
Global Funds Transfer segment	$1,389.8	$1,255.2	$1,152.7
Financial Paper Products segment	84.0	84.5	93.3
Other	0.6	1.5	1.8

Total revenue	$1,474.4	$1,341.2	$1,247.8

Net income (loss)	$52.4	$(49.3)	$59.4
Net income (loss) per common share:
Basic	$0.73	$(0.69)	$(9.03)
Diluted	$0.73	$(0.69)	$(9.03)
Financial Position
Assets in excess of payment service obligations(1)	$318.8	$227.9	$211.7
Total assets	$4,786.9	$5,150.6	$5,175.6
Long-term debt	$842.9	$809.9	$810.9
Mezzanine equity(2)	$—	$—	$—
Stockholders’ deficit	$(77.0)	$(161.4)	$(110.2)
Other Selected Data
Cash dividends declared per share	$—	$—	$—
Number of money transfer locations	336,000	310,000	267,000

(1)	Assets in excess of payment service obligations is our payment service assets less our payment service obligations as calculated in Note 2—Summary of Significant Accounting Policies of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated herein by reference. Due to our regulatory capital requirements, we deem the following payment service assets, in their entirety, to be substantially restricted: cash and cash equivalents, receivables, net, interest-bearing investments and available-for-sale investments.
(2)	Mezzanine equity related to our Series B Participating Convertible Preferred Stock and our Series B-1 Participating Convertible Preferred Stock (collectively, the “Series B Stock”). Following the recapitalization that we completed in May 2011, all amounts included in mezzanine equity were converted into components of stockholders’ deficit and no shares of Series B Stock remained issued at December 31, 2013, 2012 and 2011.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider all the information set forth in this prospectus supplement and the accompanying prospectus, the information incorporated by reference herein and therein, and the information set forth in any free writing prospectus relating to this offering before deciding to invest in our common stock. In particular, we urge you to consider carefully the risk factors set forth in “Risk Factors” in the accompanying prospectus on pages 3 and 4. You should also carefully consider the information set forth in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2013 and the cautionary notes regarding forward-looking statements included or incorporated by reference herein or therein.

Risks Related to Our Business and Industry

If we lose key agents, our business with our key agents is reduced, our key agents begin offering money transfer services under their own brand or engage other money transfer service providers, or we are unable to maintain our Global Funds Transfer agent or biller networks, our business, financial condition and results of operations could be adversely affected.

Revenue from our money transfer and bill payment services is derived from transactions conducted through our retail agent and biller networks. Many of our high volume agents are in the check cashing industry. There are risks associated with the check cashing industry that could cause this agent base to decline. We may not be able to retain all of our current retail agents or billers for other reasons, as the competition for retail agents and billers is intense. If agents or billers decide to leave our agent network, or if we are unable to add new agents or billers to our network, our revenue would be adversely affected.

Larger agents and billers in our Global Funds Transfer segment are increasingly demanding financial concessions and more information technology customization. The development, equipment and capital necessary to meet these demands could require substantial expenditures and there can be no assurance that we will have the available capital after servicing our debt, or that we will be allowed to make such expenditures under the terms of our credit agreement. If we are unable to meet these demands, we could lose customers and our business, financial condition and results of operations could be adversely affected.

A substantial portion of our transaction volume is generated by a limited number of key agents. During 2013, 2012 and 2011, our 10 largest agents accounted for 43 percent, 44 percent and 45 percent, respectively, of our total company fee and investment revenue and 44 percent, 46 percent and 48 percent, respectively, of the fee and investment revenue of our Global Funds Transfer segment. During 2013, 2012 and 2011, our largest agent, Walmart, accounted for 27 percent, 28 percent and 29 percent, respectively, of our total company fee and investment revenue, and 28 percent, 30 percent and 31 percent, respectively, of the fee and investment revenue of our Global Funds Transfer segment. If our contracts with Walmart or any of our other key agents are not renewed or are terminated, or if such agents reduce the number of their locations or the volume of their business with us, or cease doing business, we might not be able to replace the volume of business conducted through these agents, and our business, financial condition and results of operations could be adversely affected. In addition, if any of our key agents begin offering money transfer services under their own brand name, such as a possible Walmart branded product, or if they engage other money transfer service providers, either of which may be permissible under our contract, our business, financial condition and results of operations could be adversely affected. Furthermore, if any of our key agents renew their contracts with us, but on less favorable terms, our business, financial condition and results of operations could be adversely affected.

We face intense competition, and if we are unable to continue to compete effectively, our business, financial condition and results of operations could be adversely affected.

The markets in which we compete are highly competitive, and we face a variety of competitors across our businesses, in particular our largest competitor, Western Union. With respect to our money transfer, bill payment and money order businesses, our primary competitor is Western Union. In addition, new competitors or alliances among established companies may emerge. Further, some of our competitors have larger and more established consumer bases and substantially greater financial, marketing and other resources than we have. We cannot anticipate every effect that actions taken by our competitors will have on our business, or the money transfer and bill payment industry in general.

If we fail to price our services appropriately relative to our competitors, consumers may not use our services, which could adversely affect our business and financial results. For example, transaction volume in certain key corridors where we face intense competition could be adversely affected by increasing pricing pressures between our money transfer services and those of some of our competitors, which could adversely affect our financial results. If we reduce prices in order to more effectively compete in these corridors, such reductions could adversely affect our financial results.

Money transfer, bill payment and money order services compete in a concentrated industry, with a small number of large competitors and a large number of small, niche competitors. We also compete with banks and niche person-to-person money transfer service providers. The electronic bill payment services within our Global Funds Transfer segment compete in a highly fragmented consumer-to-business payment industry. Competitors in the electronic payments area include financial institutions, third parties that host financial institution and bill payment services, third parties that offer payment services directly to consumers and billers offering their own bill payment services.

Our official check business competes primarily with financial institutions that have developed internal processing capabilities or services similar to ours and do not outsource official check services. Financial institutions could also offer competing official check outsourcing services to our existing and prospective official check customers.

There can be no assurance that growth in consumer money transfer transactions will continue. In addition, consolidation among payment service companies has occurred and could continue to occur in the future. If we are unable to continue to grow our existing products, while also growing newly developed and acquired products, we will be unable to compete effectively in the changing marketplace, and our business, financial condition and results of operations could be adversely affected.

We face fraud risks that could adversely affect our business, financial condition and results of operations.

Criminals are using increasingly sophisticated methods to engage in illegal activities such as paper instrument counterfeiting, fraud and identity theft. As we make more of our services available over the internet and other digital media, we subject ourselves to new types of consumer fraud risk because requirements relating to consumer authentication are more complex with Internet services. Certain former retail agents have also engaged in fraud against consumers or us, and existing agents could engage in fraud against consumers or us. We use a variety of tools to protect against fraud; however, these tools may not always be successful. Allegations of fraud may result in fines, settlements, litigation expenses and reputational damage.

The industry is under increasing scrutiny from federal, state and local regulators in connection with the potential for consumer fraud. Negative economic conditions may result in increased agent or consumer fraud. If consumer fraud levels involving our services were to rise, it could lead to regulatory intervention and reputational and financial damage. This, in turn, could lead to government enforcement actions and investigations, reduce the use and acceptance of our services or increase our compliance costs and thereby have a material adverse impact on our business, financial condition and results of operations.

MoneyGram and our agents are subject to numerous U.S. and international laws and regulations. Failure to comply with these laws and regulations could result in material settlements, fines or penalties or changes in our or our agents’ business operations and may adversely affect our business, financial condition and results of operations.

We operate in a highly regulated environment, and our business is subject to a wide range of laws and regulations that vary from country to country. We are also subject to oversight by various governmental agencies, both in the U.S. and abroad. In light of the current conditions in the global financial markets and economy, lawmakers and regulators in the U.S. in particular have increased their focus on the regulation of the financial services industry. New or modified regulations and increased oversight may have unforeseen or unintended adverse effects on the financial services industry, which could affect our business and operations.

The money transfer business is subject to a variety of regulations aimed at preventing money laundering and terrorism. We are subject to U.S. federal anti-money laundering laws, including the Bank Secrecy Act and the requirements of the U.S. Treasury Department’s Office of Foreign Assets Control, or OFAC, which prohibit us from transmitting money to specified countries or to or from prohibited individuals. Additionally, we are subject to anti-money laundering laws in many other countries where we operate, particularly in the European Union. We are also subject to financial services regulations, money transfer and payment instrument licensing regulations, consumer protection laws, currency control regulations, escheat laws and privacy and data protection laws. Many of these laws are constantly evolving, unclear and inconsistent across various jurisdictions, making compliance challenging.

There has been increased public attention and heightened legislation and regulations regarding money laundering, terrorist financing, corporate use and disclosure of personal information, data protection, information security and consumer privacy. The legal, political and business environments in these particular areas are evolving, inconsistent across various jurisdictions and often unclear, which increases our operating compliance costs and our legal risks. Subsequent legislation, regulation, litigation, court rulings or other events could expose us to increased program costs, liability and reputational damage.

We are considered a Money Services Business in the U.S. under the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001. As such, we are subject to reporting, recordkeeping and anti-money laundering provisions in the U.S. as well as many other jurisdictions. During 2013, there have been significant regulatory reviews and actions taken by U.S. and other regulators and law enforcement agencies against banks, Money Services Businesses and other financial institutions related to money laundering, and the trend appears to be greater scrutiny by regulators of potential money laundering activity through financial institutions. We are also subject to regulatory oversight and enforcement by The U.S. Department of the Treasury Financial Crimes Enforcement Network, or FinCEN. Any determination that we have violated the anti-money-laundering laws could have an adverse effect on our business, financial condition and results of operations. The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, increases the regulation and oversight of the financial services industry. The Dodd-Frank Act addresses, among other things, systemic risk, capital adequacy, deposit insurance assessments, consumer financial protection, interchange fees, derivatives, lending limits, thrift charters and changes among the bank regulatory agencies. The Dodd-Frank Act requires enforcement by various governmental agencies, including the Bureau of Consumer Financial Protection, or the CFPB. Money transmitters such as the Company will be required to provide additional consumer information and disclosures, adopt error resolution standards, and adjust refund procedures for international transactions originating in the U.S. in a manner consistent with the Remittance Transfer Rule (a rule issued by the CFPB pursuant to the Dodd-Frank Act to amend Regulation E, which implements the Electronic Fund Transfer Act). In addition, the CFPB may adopt other regulations governing consumer financial services, including regulations defining unfair, deceptive, or abusive acts or practices, and new model disclosures. The CFPB’s authority to change regulations adopted in the past by other regulators, or to rescind or ignore past regulatory guidance, could increase our compliance costs and litigation exposure. Our litigation exposure may also be increased by the CFPB’s authority to limit or ban pre-dispute arbitration clauses. We may also be liable for failure of our agents to comply with the Dodd-Frank Act. We may also be subject to examination by the CFPB. The legislation and implementing regulations associated with the Dodd-Frank Act will increase our costs of compliance and will require changes in the way we and our agents conduct business.

We are also subject to regulations imposed by the Foreign Corrupt Practices Act, or the FCPA, in the U.S. and similar anti-bribery laws in other jurisdictions. Because of the scope and nature of our global operations, we experience a higher risk associated with the FCPA and similar anti-bribery laws than many other companies. We are subject to recordkeeping and other requirements imposed upon companies related to compliance with these laws.

The European Union’s Payment Services Directive, or PSD, imposes potential liability on us for the conduct of our agents and the commission of third party fraud utilizing our services. If we fail to comply with the PSD, our business, financial condition and results of operations may be adversely impacted. Additionally, the U.S. and other countries periodically consider initiatives designed to lower costs of international remittances which, if implemented, may adversely impact our business, financial condition and results of operations. The application of regulations relating to money transfers, such as the PSD and other initiatives, can be uncertain. This uncertainty increases the risk of a regulator challenging one or more of our procedures that are designed to handle transfers in compliance with applicable regulations. If a regulator were to take such a contrary view, our business, financial condition and results of operations could be adversely impacted.

Changes in laws, regulations or other industry practices and standards, or interpretations of legal or regulatory requirements, may reduce the market for or value of our products or services or render our products or services less profitable or obsolete. Changes in the laws affecting the kinds of entities that are permitted to act as money transfer agents (such as changes in requirements for capitalization or ownership) could adversely affect our ability to distribute our services and the cost of providing such services. Many of our high volume agents are in the check cashing industry. Any regulatory action that negatively impacts check cashers could also cause this portion of our agent base to decline. If onerous regulatory requirements were imposed on our agents, the requirements could lead to a loss of agents, which, in turn, could lead to a loss of retail business.

Any violation by us of the laws and regulations set forth above could lead to significant fines or penalties and could limit our ability to conduct business in some jurisdictions. Our systems, employees and processes may not be sufficient to detect and prevent violations of the laws and regulations set forth above by our agents, which could also lead to us being subject to significant fines or penalties. In addition to these fines and penalties, a failure by us or our agents to comply with applicable laws and regulations also could seriously damage our reputation and result in diminished revenue and profit and increase our operating costs and could result in, among other things, revocation of required licenses or registrations, loss of approved status, termination of contracts with banks or retail representatives, administrative enforcement actions and fines, class action lawsuits, cease and desist orders and civil and criminal liability.

The occurrence of one or more of these events could have a material adverse effect on our business, financial condition and results of operations.

Litigation or investigations involving us or our agents could result in material settlements, fines or penalties and may adversely affect our business, financial condition and results of operations.

We have been, and in the future may be, subject to allegations and complaints that individuals or entities have used our money transfer services for fraud-induced money transfers, as well as certain money laundering activities, which may result in fines, penalties, judgments, settlements and litigation expenses. We also are the subject from time to time of litigation related to our business. The outcome of such allegations, complaints, claims and litigation cannot be predicted.

Regulatory and judicial proceedings and potential adverse developments in connection with ongoing litigation may adversely affect our business, financial condition and results of operations. There may also be adverse publicity associated with lawsuits and investigations that could decrease agent and consumer acceptance of our services. Additionally, our business has been in the past, and may be in the future, the subject of class action lawsuits, regulatory actions and investigations and other general litigation. The outcome of class action lawsuits, regulatory actions and investigations and other litigation is difficult to assess or quantify but may include substantial fines and expenses, as well as the revocation of required licenses or registrations or the loss of approved status, which could have a material adverse effect on our business, financial position and results of operations or consumers’ confidence in our business. Plaintiffs or regulatory agencies in these lawsuits, actions or investigations may seek recovery of very large or indeterminate amounts, and the magnitude of these actions may remain unknown for substantial periods of time. The cost to defend or settle future lawsuits or investigations may be significant.

We have received Civil Investigative Demands from a working group of nine state attorneys general who have initiated an investigation into whether we took adequate steps to prevent consumer fraud during the period starting in 2007. The Civil Investigative Demands seek information and documents relating to our procedures to prevent fraudulent transfers and consumer complaint information. We continue to cooperate fully with the states. We have submitted the information and documents requested by the states. No claims have been filed against MoneyGram at this time in connection with this investigation. Accordingly, we are unable to estimate the potential dollar amount of any loss in connection with this investigation or whether any loss in connection with this investigation could have a material adverse effect on our results of operations, cash flows or financial position. While we do not believe there is a basis for any claim or recovery with respect to this matter and intend to vigorously defend the Company if any claim is asserted, the outcome of these Civil Investigative Demands could include additional compliance costs and substantial fines, settlements or expenses and may adversely affect our business, financial condition and results of operations.

We face possible uncertainties relating to compliance with and the impact of the deferred prosecution agreement entered into with the U.S. federal government.

In November 2012, we announced that we had entered into a Deferred Prosecution Agreement, or DPA, with the U.S. Attorney’s Office for the Middle District of Pennsylvania, or MDPA, and the Asset Forfeiture and Money Laundering Section of the Criminal Division of the Department of Justice, or U.S. DOJ, relating to the investigation of transactions involving certain of the Company’s U.S. and Canadian agents, as well as its fraud complaint data and consumer anti-fraud program, during the period from 2003 to early 2009. Under the DPA, the Company agreed to pay to the U.S. a $100.0 million forfeiture that is available to victims of the consumer fraud scams perpetrated through MoneyGram agents.

Pursuant to the DPA, the MDPA/U.S. DOJ filed a two-count criminal Information in the U.S. District Court for the Middle District of Pennsylvania. The MDPA/U.S. DOJ will seek dismissal with prejudice of the Information if the Company has complied with its obligations during the five-year term of the DPA. Under the DPA, the Company has agreed, among other things, to retain an independent compliance monitor for a period of five years, subject to adjustment to a shorter period under certain circumstances. If the Company fails to make progress towards its compliance obligations under the DPA, the independent compliance monitor could issue an unfavorable report, which could lead to heightened scrutiny by the MDPA and U.S. DOJ.

If the Company fails to comply with the DPA, the MDPA/U.S. DOJ have the right to prosecute the Company. While the Company expects to be in compliance with the DPA, a failure to comply, and a prosecution of the Company by the MDPA/U.S. DOJ, could lead to a severe material adverse effect upon the Company’s ability to conduct its business. Additionally, the terms of the DPA will impose additional costs upon the Company related to compliance and other required terms, and such additional compliance costs could be substantial. Additional compliance obligations could also have an adverse impact on the Company’s operations. Furthermore, this does not resolve all inquiries from other governmental agencies such as FinCEN, which could result in additional costs, expenses and fines. The Company does not anticipate material adverse consequences from entry into the DPA on the Company’s reputation and business, but there can be no assurance that such unanticipated consequences will not occur.

We conduct money transfer transactions through agents in some regions that are politically volatile or, in a limited number of cases, which are subject to certain OFAC restrictions.

We conduct money transfer transactions through agents in some regions that are politically volatile or, in a limited number of cases, are subject to certain OFAC restrictions. It is possible that our money transfer services or other products could be used by wrong-doers in contravention of U.S. law or regulations. Such circumstances could result in increased compliance costs, regulatory inquiries, suspension or revocation of required licenses or registrations, seizure or forfeiture of assets and the imposition of civil and criminal fees and penalties. In addition to monetary fines or penalties that we could incur, we could be subject to reputational harm that could have a material adverse effect on our business, financial condition and results of operations.

Changes in tax laws and unfavorable outcomes of tax positions we take could adversely affect our tax expense and liquidity.

Our future tax rate could be adversely affected by changes in tax laws, both domestically and internationally. From time to time, the U.S. and foreign, state and local governments consider legislation that could increase our effective tax rates. If changes to applicable tax laws are enacted, our results of operations could be negatively impacted.

We file tax returns and take positions with respect to federal, state, local and international taxation, including positions that relate to our historical securities losses, and our tax returns and tax positions are subject to review and audit by taxing authorities. The Internal Revenue Service, or the IRS, has issued Notices of Deficiency for 2005-2007 and 2009, and has also issued an Examination Report for 2008. The Company is contesting the adjustments in the Notices of Deficiency, which are related to deductions taken on securities losses. The IRS issued Notices of Deficiency disallowing among other items approximately $900.0 million of deductions on securities losses in the 2007, 2008 and 2009 tax returns. As of December 31, 2013, the Company had recognized a benefit of approximately $139.9 million relating to these deductions. If our petitions contesting the Notices of Deficiency are denied, the Company would be required to make cash payments of approximately $60.7 million, based on benefits taken and taxable income earned through December 31, 2013. An unfavorable outcome in these audits or other tax reviews or audits could result in higher tax expense, including interest and penalties, which could adversely affect our results of operations and cash flows. We establish reserves for material known tax exposures; however, there can be no assurance that an actual taxation event would not exceed our reserves.

Our substantial debt service obligations, significant debt covenant requirements and our credit rating could impair our access to capital and financial condition and adversely affect our ability to operate and grow our business.

We have substantial interest expense on our debt, and our ratings are below “investment grade.” This requires that we access capital markets that are subject to higher volatility than those that support higher rated companies. Since a significant portion of our cash flow from operations is dedicated to debt service, a reduction in cash flow could result in an event of default, or significantly restrict our access to capital. Our ratings below investment grade also create the potential for a cost of capital that is higher than other companies with which we compete.

We are also subject to capital requirements imposed by various regulatory bodies throughout the world. We may need access to external capital to support these regulatory requirements in order to maintain our licenses and our ability to earn revenue in these jurisdictions. An interruption of our access to capital could impair our ability to conduct business if our regulatory capital falls below requirements.

Sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions, could adversely affect our business, financial condition and results of operations.

We face certain risks in the event of a sustained deterioration of financial market liquidity, as well as in the event of sustained deterioration in the liquidity, or failure, of our clearing, cash management and custodial financial institutions. In particular:

•	We may be unable to access funds in our investment portfolio, deposit accounts and clearing accounts on a timely basis to settle our payment instruments, pay money transfers and make related settlements to agents. Any resulting need to access other sources of liquidity or short-term borrowing would increase our costs. Any delay or inability to settle our payment instruments, pay money transfers or make related settlements with our agents could adversely impact our business, financial condition and results of operations.

•	Our revolving credit facility is one source of funding for our corporate transactions and liquidity needs. If any of the banks participating in our credit facility were unable or unwilling to fulfill its lending commitment to us, our short-term liquidity and ability to engage in corporate transactions such as acquisitions could be adversely affected.

•	We may be unable to borrow from financial institutions or institutional investors on favorable terms, which could adversely impact our ability to pursue our growth strategy and fund key strategic initiatives, such as product development and acquisitions.

If financial liquidity deteriorates, there can be no assurance we will not experience an adverse effect, which may be material, on our ability to access capital and on our business, financial condition and results of operations.

We have significant exposure to loss in the event of a major bank failure or a loss of liquidity in the bank deposit market.

In the event of a major bank failure, where bank regulators elect to impose losses on uninsured depositors, we would face major risks to the recovery of our bank deposits used for the purpose of settling with our agents, and to the recovery of a significant portion of our investment portfolio. At December 31, 2013, we maintained cash, cash equivalents and interest bearing deposits of $3.0 billion at commercial banks in the United States in excess of the Federal Deposit Insurance Corporation insurance limit of $250,000 per bank. We also had cash, cash equivalents and interest bearing deposits of $0.2 billion at commercial banks outside of the United States that are not subject to insurance protection against loss.

A major bank failure that results in a loss to depositors could cause a significant reduction in liquidity in the global financial system. Such an event could result in our inability to access funds in our investment portfolio, cash management accounts, and clearing accounts, which would limit our ability to settle our funds transfers and check presentments on a timely basis. Any delay in settlement of our payment services obligations can adversely impact our business, our financial condition, and our results of operations, as well as cause damage to relationships with our agents.

Such a liquidity event in the banking system could also result in our banks’ inability to meet their funding obligations under our revolving credit facility, which would also contribute to our difficulties in meeting our payment services obligations, especially in a global liquidity crisis. From time to time, we access the bank market for debt, which represents a significant portion of our capital structure. Our ability to access debt markets is essential to our liquidity, and the sustained loss of liquidity to debt markets could result in a material adverse impact on us, especially if our existing debt is approaching its maturity.

An inability by us or our agents to maintain adequate banking relationships may adversely affect our business, financial condition and results of operations.

We rely on domestic and international banks for international cash management, Automated Clearing House and wire transfer services to pay money transfers and settle with our agents. We also rely on domestic banks to provide clearing, processing and settlement functions for our paper-based instruments, including official checks and money orders. Our relationships with these banks are a critical component of our ability to conduct our official check, money order and money transfer businesses. An inability on our part to maintain existing or establish new banking relationships sufficient to enable us to conduct our official check, money order and money transfer businesses could adversely affect our business, financial condition and results of operations. There can be no assurance that we will be able to establish and maintain adequate banking relationships.

If we cannot maintain a sufficient relationship with a limited number of large international banks that provide these services, we would be required to establish a global network of banks to provide us with these services. Utilizing a global network of banks could alter the pattern of settlement with our agents and result in our agent receivables and agent payables being outstanding for longer periods than the current remittance schedule, potentially adversely impacting our cash flow. Maintaining a global network of banks may also increase our overall costs for banking services.

We and our agents are considered Money Service Businesses in the U.S. under the Bank Secrecy Act. U.S. regulators are increasingly taking the position that Money Service Businesses, as a class, are high risk businesses. In addition, the creation of anti-money laundering laws has created concern and awareness among banks of the negative implications of aiding and abetting money laundering activity. As a result, certain of our agents have been denied access to retail banking services in certain markets regardless of the mitigating factors and controls in place to prevent anti-money laundering law violations. If our agents are unable to obtain sufficient banking relationships, they may not be able to offer our services, which could adversely affect our business, financial condition and results of operations.

Concerns regarding the financial health of certain European countries, and the impact that these countries might have on the sustainability of the euro, could adversely impact our business, results of operations and financing.

In the normal course of our business, we maintain significant euro denominated cash balances. In 2013, the euro was our second largest currency position in the world following the U.S. dollar. The secession of a country from the euro, or the demise of the use of the euro, could result in a sudden and substantial devaluation of the euro and other currencies against the U.S. dollar. In addition, financial markets could be impaired and bank liquidity could be restricted.

Our ability to generate fee revenue from our money transfer business could be impaired if the level of economic activity in the Eurozone were to decrease. Our own ability to fund our operations could be impaired if our access to our euro deposits were restricted, or if damage to the banking system were to result from a currency crisis. We could also lose value in our deposits, which in turn could be material to our operating results.

A breach of security in the systems on which we rely could adversely affect our business, financial condition and results of operations.

We obtain, transmit and store confidential consumer, employer and agent information in connection with certain of our services. These activities are subject to laws and regulations in the U.S. and other jurisdictions. The requirements imposed by these laws and regulations, which often differ materially among the many jurisdictions, are designed to protect the privacy of personal information and to prevent that information from being inappropriately disclosed. Any security breaches in our computer networks, databases or facilities could harm our business and reputation, adversely affect consumers’ confidence in our or our agents’ business, cause inquiries and fines or penalties from regulatory or governmental authorities, cause a loss of consumers, subject us to lawsuits and subject us to potential financial losses. We rely on a variety of technologies to provide security for our systems. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments, including improper acts by third parties, may result in a compromise or breach of the security measures we use to protect our systems. We may be required to expend significant capital and other resources to protect against these security breaches or to alleviate problems caused by these breaches. Third-party contractors and agents also may experience security breaches involving the storage and transmission of our data. If users gain improper access to our, our agents’, or our contractors’ systems or databases, they may be able to steal, publish, delete or modify confidential customer information. A security breach could expose us to monetary liability and legal proceedings, lead to reputational harm, cause a disruption in our operations, and make our consumers less confident in our services, which could have a material adverse effect on our business, financial condition and results of operations.

Because our business is particularly dependent on the efficient and uninterrupted operation of our information technology, computer network systems and data centers, disruptions to these systems and data centers could adversely affect our business, financial condition and results of operations.

Our ability to provide reliable services largely depends on the efficient and uninterrupted operation of our computer network systems and data centers. Our business involves the movement of large sums of money and the management of data necessary to do so. The success of our business particularly depends upon the efficient and error-free handling of transactions and data. We rely on the ability of our employees and our internal systems and processes to process these transactions in an efficient, uninterrupted and error-free manner.

In the event of a breakdown, catastrophic event (such as fire, natural disaster, power loss, telecommunications failure or physical break-in), security breach, computer virus, improper operation, improper action by our employees, agents, consumers, financial institutions or third party vendors or any other event impacting our systems or processes or our agents’ or vendors’ systems or processes, we could suffer financial loss, loss of consumers, regulatory sanctions, lawsuits and damage to our reputation or consumers’ confidence in our business. The measures we have enacted, such as the implementation of disaster recovery plans and redundant computer systems, may not be successful. We may also experience problems other than system failures, including software defects, development delays and installation difficulties, which would harm our business and reputation and expose us to potential liability and increased operating expenses. In addition, any work stoppages or other labor actions by employees who support our systems or perform any of our major functions could adversely affect our business. Certain of our agent contracts, including our contract with Walmart, contain service level standards pertaining to the operation of our system, and give the agent a right to collect damages or engage other providers and, in extreme situations, a right of termination for system downtime exceeding agreed upon service levels. If we experience significant system interruptions or system failures, our business interruption insurance may not be adequate to compensate us for all losses or damages that we may incur.

In addition, our ability to continue to provide our services to a growing number of agents and consumers, as well as to enhance our existing services and offer new services, is dependent on our information technology systems. If we are unable to effectively manage the technology associated with our business, we could experience increased costs, reductions in system availability and loss of agents or consumers. Any failure of our systems in scalability, reliability and functionality could adversely impact our business, financial condition and results of operations.

Continued weakness in economic conditions, in both the U.S. and global markets, could adversely affect our business, financial condition and results of operations.

Our money transfer business relies in part on the overall strength of global economic conditions as well as international migration patterns. Consumer money transfer transactions and international migration patterns are affected by, among other things, employment opportunities and overall economic conditions. Our consumers tend to be employed in industries such as construction, manufacturing and retail that tend to be cyclical and more significantly impacted by weak economic conditions than other industries. This may result in reduced job opportunities for our customers in the U.S. or other countries that are important to our business, which could adversely affect our business, financial condition and results of operations. In addition, increases in employment opportunities may lag other elements of any economic recovery.

Our agents or billers may have reduced sales or business as a result of weak economic conditions. As a result, our agents could reduce their number of locations or hours of operation, or cease doing business altogether. Our billers may have fewer consumers making payments to them, particularly billers in those industries that may be more affected by an economic downturn such as the automobile, mortgage and retail industries.

If general market conditions in the U.S. or other national economies important to our business were to deteriorate, our business, financial condition and results of operations could be adversely impacted. Additionally, if our consumer transactions decline or international migration patterns shift due to deteriorating economic conditions, we may be unable to timely and effectively reduce our operating costs or take other actions in response, which could adversely affect our business, financial condition and results of operations.

A significant change, material slow down or complete disruption in international migration patterns could adversely affect our business, financial condition and results of operations.

Our money transfer business relies in part on international migration patterns, as individuals move from their native countries to countries with greater economic opportunities or a more stable political environment. A significant portion of money transfer transactions are initiated by immigrants or refugees sending money back to their native countries. Changes in immigration laws that discourage international migration and political or other events (such as war, terrorism or health emergencies) that make it more difficult for individuals to migrate or work abroad could adversely affect our money transfer remittance volume or growth rate. Sustained weakness in global economic conditions could reduce economic opportunities for migrant workers and result in reduced or disrupted international migration patterns. Reduced or disrupted international migration patterns, particularly in the U.S. or Europe, are likely to reduce money transfer transaction volumes and therefore have an adverse effect on our results of operations. Furthermore, significant changes in international migration patterns could adversely affect our business, financial condition and results of operations.

We face credit risks from our retail agents and financial institution customers.

The vast majority of our money transfer, bill payment and money order business is conducted through independent agents that provide our products and services to consumers at their business locations. Our agents receive the proceeds from the sale of our payment instruments and money transfers, and we must then collect these funds from the agents. If an agent becomes insolvent, files for bankruptcy, commits fraud or otherwise fails to remit payment instruments or money transfer proceeds to us, we must nonetheless pay the payment instrument or complete the money transfer on behalf of the consumer.

Moreover, we have made, and may make in the future, secured or unsecured loans to retail agents under limited circumstances or allow agents to retain our funds for a period of time before remitting them to us. As of December 31, 2013, we had credit exposure to our agents of approximately $484.1 million in the aggregate spread across 11,355 agents.

Our official checks outsourcing business is conducted through banks and credit unions. Their customers issue official checks and money orders and remit to us the face amounts of those instruments the day after they are issued. We may be liable for payment on all of those instruments. As of December 31, 2013, we had credit exposure to our official check financial institution customers of approximately $282.0 million in the aggregate spread across 1,103 financial institutions.

We monitor the creditworthiness of our agents and financial institution customers on an ongoing basis. There can be no assurance that the models and approaches we use to assess and monitor the creditworthiness of our agents and financial institution customers will be sufficiently predictive, and we may be unable to detect and take steps to timely mitigate an increased credit risk.

In the event of an agent bankruptcy, we would generally be in the position of creditor, possibly with limited security or financial guarantees of performance, and we would therefore be at risk of a reduced recovery. We are not insured against credit losses, except in circumstances of agent theft or fraud. Significant credit losses could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to operate our official check and money order businesses profitably if we are not successful in retaining those partners that we wish to retain.

In recent years, there has been a decline in overall paper-based transactions in the official check and money order business. As a result of the pricing initiatives undertaken in prior years, we have reduced the commission rates paid to our official check financial institution customers and instituted certain per item and other fees for both the official check and money order services. In addition, the historically low interest rate environment has resulted in low or no commissions being paid to our official check financial institution customers. If we are not successful in retaining customers and agents that we wish to retain, and if we are unable to proportionally reduce our fixed costs associated with the official check and money order businesses, our business, financial condition and results of operations could be adversely affected.

If we fail to successfully develop and timely introduce new and enhanced products and services or if we make substantial investments in an unsuccessful new product, service or infrastructure change, our business, prospects, financial condition and results of operations could be adversely affected.

Our future growth will depend, in part, on our ability to continue to develop and successfully introduce new and enhanced methods of providing money transfer, bill payment, money order, official check and related services that keep pace with competitive introductions, technological changes and the demands and preferences of our agents, financial institution customers and consumers. If alternative payment mechanisms become widely substituted for our current products and services, and we do not develop and offer similar alternative payment mechanisms successfully and on a timely basis, our business and prospects could be adversely affected. We may make future investments or enter into strategic alliances to develop new technologies and services or to implement infrastructure changes to further our strategic objectives, strengthen our existing businesses and remain competitive. Such investments and strategic alliances, however, are inherently risky, and we cannot guarantee that such investments or strategic alliances will be successful. If such investments and strategic alliances are not successful, they could have a material adverse effect on our business, financial condition and results of operations.

There are a number of risks associated with our international sales and operations that could adversely affect our business.

We provide money transfer services between and among more than 200 countries and territories and continue to expand in various international markets. Our ability to grow in international markets and our future results could be harmed by a number of factors, including:

•	changes in political and economic conditions and potential instability in certain regions, including in particular the recent civil unrest, terrorism and political turmoil in Africa, the Middle East and other regions;

•	restrictions on money transfers to, from and between certain countries;

•	money control and repatriation issues;

•	changes in regulatory requirements or in foreign policy, including the adoption of domestic or foreign laws, regulations and interpretations detrimental to our business;

•	possible increased costs and additional regulatory burdens imposed on our business;

•	the implementation of U.S. sanctions, resulting in bank closures in certain countries and the ultimate freezing of our assets;

•	burdens of complying with a wide variety of laws and regulations;

•	possible fraud or theft losses, and lack of compliance by international representatives in foreign legal jurisdictions where collection and legal enforcement may be difficult or costly;

•	reduced protection of our intellectual property rights;

•	unfavorable tax rules or trade barriers;

•	inability to secure, train or monitor international agents; and

•	failure to successfully manage our exposure to foreign currency exchange rates, in particular with respect to the euro.

In particular, a portion of our revenue is generated in currencies other than the U.S. dollar. As a result, we are subject to risks associated with changes in the value of our revenues denominated in foreign currencies. Fluctuations in foreign currency exchange rates could adversely affect our financial condition. See “Enterprise Risk Management—Foreign Currency Risk” in Item 7A of our Annual Report on Form 10-K for the year ended December 31, 2013 for more information.

If we are unable to adequately protect our brand and the intellectual property rights related to our existing and any new or enhanced products and services, or if we infringe on the rights of others, our business, prospects, financial condition and results of operations could be adversely affected.

The MoneyGram brand is important to our business. We utilize trademark registrations in various countries and other tools to protect our brand. Our business would be harmed if we were unable to adequately protect our brand and the value of our brand was to decrease as a result.

We rely on a combination of patent, trademark and copyright laws, trade secret protection and confidentiality and license agreements to protect the intellectual property rights related to our products and services. We also investigate the intellectual property rights of third parties to prevent our infringement of those rights. We may be subject to third party claims alleging that we infringe their intellectual property rights or have misappropriated other proprietary rights. We may be required to spend resources to defend such claims or to protect and police our own rights. Some of our intellectual property rights may not be protected by intellectual property laws, particularly in foreign jurisdictions. The loss of our intellectual property protection, the inability to secure or enforce intellectual property protection or to successfully defend against claims of intellectual property infringement could harm our business, prospects, financial condition and results of operation.

Failure to attract and retain key employees could have a material adverse impact on our business.

Our success depends to a large extent upon our ability to attract and retain key employees. The lack of management continuity or the loss of one or more members of our executive management team could harm our business and future development. A failure to attract and retain key personnel could also have a material adverse impact on our business.

The operation of retail locations and acquisition or start-up of businesses create risks and may adversely affect our operating results.

We operate Company-owned retail locations for the sale of our products and services. We may be subject to additional laws and regulations that are triggered by our ownership of retail locations and our employment of individuals who staff our retail locations. There are also certain risks inherent in operating any retail location, including theft, personal injury and property damage and long-term lease obligations.

We may, from time to time, acquire or start-up businesses both inside and outside of the U.S. The acquisition and integration of businesses involve a number of risks. Such risks include, among others:

•	risks in connection with acquisitions and start-ups and potential expenses that could be incurred in connection therewith;

•	risks related to the integration of new businesses, including integrating facilities, personnel, financial systems, accounting systems, distribution, operations and general operating procedures;

•	the diversion of capital and management’s attention from our core business;

•	the impact on our financial condition and results of operations due to the timing of the new business or the failure of the new business to meet operating expectations; and

•	the assumption of unknown liabilities relating to the new business.

Risks associated with acquiring or starting new businesses could result in increased costs and other operating inefficiencies, which could have an adverse effect on our business, financial condition and results of operations.

We may not be able to implement our global transformation program as planned, the expected amount of costs associated with such program may exceed our forecasts and we may not be able to realize the full amount of estimated savings from such program.

We have announced our global transformation program and may implement additional initiatives in future periods. While our global transformation program is designed to enhance compliance, fuel multi-channel growth and improve our cost structure, there can be no assurance that the anticipated savings will be realized. Further, the costs to implement such initiatives may be greater than expected. If we do not realize the anticipated savings from these initiatives, or if the costs to implement them are greater than expected, our business, financial condition, and results of operations could be adversely affected.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business.

We are required to certify and report on our compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent registered public accounting firm addressing the effectiveness of our internal control over financial reporting. If we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. In order to achieve effective internal controls we may need to enhance our accounting systems or processes, which could increase our cost of doing business. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business.

Risks Related to Ownership of Our Stock

Thomas H. Lee Partners, L.P., or THL, owns a substantial percentage of our common stock, and its interests may differ from the interests of our other common stockholders.

As of December 31, 2013, THL held approximately 62.8 percent of our common shares outstanding. On a fully diluted basis, they held approximately 50.9 percent of the Company. As a result, THL is able to determine the outcome of matters put to a stockholder vote, including the ability to elect our directors, determine our corporate and management policies, including compensation of our executives, and determine, without the consent of our other stockholders, the outcome of any corporate action submitted to our stockholders for approval, including potential mergers, acquisitions, asset sales and other significant corporate transactions. THL also has sufficient voting power to amend our organizational documents. We cannot provide assurance that the interests of THL will coincide with the interests of other holders of our common stock. THL’s concentration of ownership may discourage, delay or prevent a change in control of our Company, which could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our Company and might reduce our share price.

In view of their significant ownership stake in the Company, THL has appointed three members to our Board of Directors. Our current Board consists of nine directors, three of which have been appointed by THL, one of which is our Chief Executive Officer, and five of which are independent. Our certificate of incorporation (defined below) provides that, as long as the THL and affiliates of Goldman (collectively, the “Investors”) have a right to designate directors to our board of directors, THL shall have the right to designate two to four directors who shall each have equal votes and who shall have such number of votes equal to the number of directors as is proportionate to the Investors’ common stock ownership, calculated on a fully-converted basis, as if all of the shares of Series D Preferred Stock were converted to common shares. Therefore, each director designated by THL will have multiple votes and each other director will have one vote.

We have significant overhang of salable common stock and D Stock held by the Investors relative to the public float of our common stock.

The trading market for our common stock was first established in June 2004. The public float in that market now consists of approximately 62.3 million shares issued and 58.0 million shares outstanding as of December 31, 2013. In accordance with the terms of the Registration Rights Agreement entered into between us and the Investors at the closing of the 2008 recapitalization transaction, we have an effective registration statement on Form S-3 that permits the offer and sale by the Investors of all of the common stock or Series D Preferred Stock currently held by the Investors. The Investors have sold 10.9 million shares of common stock pursuant to this registration statement, which leaves the Investors with 50.0 million shares of common stock that can still be sold pursuant to the registration statement. The registration statement also permits us to offer and sell up to $500 million of our common stock, preferred stock, debt securities or any combination of these securities, from time to time, subject to market conditions and our capital needs. Sales of a substantial number of shares of our common stock, or the perception that significant sales could occur (particularly if sales are concentrated in time or amount), may depress the trading price of our common stock.

Our charter documents and Delaware law contain provisions that could delay or prevent an acquisition of the Company, which could inhibit your ability to receive a premium on your investment from a possible sale of the Company.

Our charter documents contain provisions that may discourage third parties from seeking to acquire the Company. These provisions and specific provisions of Delaware law relating to business combinations with interested stockholders may have the effect of delaying, deterring or preventing certain business combinations, including a merger or change in control of the Company. Some of these provisions may discourage a future acquisition of the Company even if stockholders would receive an attractive value for their shares or if a significant number of our stockholders believed such a proposed transaction to be in their best interests. As a result, stockholders who desire to participate in such a transaction may not have the opportunity to do so.

Our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series, which could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock.

Under our certificate of incorporation, our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series. Therefore, our board of directors may designate a new series of preferred stock with the rights, preferences and privileges that the board of directors deems appropriate, including special dividend, liquidation and voting rights. The creation and designation of a new series of preferred stock could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock and, possibly, any other class or series of stock that is then in existence.

The market price of our common stock may be volatile.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which may be beyond our control. These factors include the perceived prospects or actual operating results of our business; changes in estimates of our operating results by analysts, investors or our management; our actual operating results relative to such estimates or expectations; actions or announcements by us or our competitors; litigation and judicial decisions; legislative or regulatory actions; and changes in general economic or market conditions. In addition, the stock market in general has from time to time experienced extreme price and volume fluctuations. These market fluctuations could reduce the market price of our common stock for reasons unrelated to our operating performance.

USE OF PROCEEDS

All of the securities covered by this prospectus supplement are being sold by the selling stockholders identified in this prospectus supplement. We will not receive any of the proceeds from the sale of shares in this offering.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “MGI.” On May 13, 2013, we transferred the listing of our common stock from the New York Stock Exchange (the “NYSE”) to NASDAQ. The following table sets forth, for the periods presented, the high and low sales price per share of our common stock on the NYSE or NASDAQ, for the applicable periods:

	High	Low
Fiscal Year Ended December 31, 2014
First Quarter (through March 21, 2014)	$20.58	$16.32

Fiscal Year Ending December 31, 2013
First Quarter	$18.11	$13.17
Second Quarter	$24.88	$15.79
Third Quarter	$23.39	$19.34
Fourth Quarter	$21.95	$17.36

Fiscal Year Ending December 31, 2012
First Quarter	$19.50	$16.64
Second Quarter	$18.10	$13.66
Third Quarter	$16.71	$14.30
Fourth Quarter	$17.80	$11.00

The last reported sales price of our common stock as reported on NASDAQ on March 21, 2014 was $18.70 per share. As of March 14, 2014, there were approximately 9,420 holders of record of our common stock.

We did not pay any cash dividends on our common stock in 2012 or 2013 or thus far in 2014, and we do not anticipate paying cash dividends in the foreseeable future. The terms of our Amended and Restated Credit Agreement, dated March 28, 2013, contain restrictions on our ability to declare or pay cash dividends or distributions on our common stock. The declaration and payment of dividends also is subject to the discretion of our board of directors and depends on various factors, including our net income, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2013:

•	on an actual basis; and

•	on an as adjusted basis to reflect the completion of this offering, the Share Repurchase and the Financing. See “Summary—Share Repurchase” and “Summary—Incremental Term Loan Financing.”

You should read the following table in conjunction with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2013 and the consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2013
	Actual	As Adjusted
	(In millions, except share data)
Cash and cash equivalents (substantially restricted)	$2,228.5	$2,220.4
Debt
Senior secured credit facility, net of unamortized discount, due 2020	$842.9	$992.9
Stockholders’ Deficit
Participating Convertible Preferred Stock—Series D, $0.01 par value, 200,000 shares authorized (actual and as adjusted), 109,239.4718 shares issued (actual) and 73,901.9198 shares issued (as adjusted)(1)	281.9	190.7
Common Stock, $0.01 par value, 162,500,000 shares authorized (actual and as adjusted), 62,263,963 shares issued (actual) and 54,195,283 shares issued (as adjusted)(1)	0.6	0.5
Additional paid-in capital	1,011.8	874.3
Retained loss	(1,214.4)	(1,259.5)
Accumulated and other comprehensive loss	(33.0)	(33.0)
Treasury stock, 4,300,782 shares (actual) and 0 shares (as adjusted)	(123.9)	0.0

Total stockholders’ deficit	(77.0)	(227.0)

Total Capitalization	$765.9	$765.9

(1)	Assumes the repurchase of 8,185,092 shares of our common stock, which shares will be cancelled and will no longer be outstanding following completion of this offering. See “Summary—Share Repurchase.”

SELLING STOCKHOLDERS

The table below sets forth, as of March 14, 2014, the following information regarding the selling stockholders:

•	the number and percentage of total outstanding shares of our common stock and our Series D Preferred Stock beneficially owned by the selling stockholders prior to this offering and the Share Repurchase;

•	the number of shares of our common stock to be offered by the selling stockholders in this offering (including shares of our common stock issued upon the conversion of shares of our Series D Preferred Stock held by affiliates of Goldman, as described below in this offering); and

•	the number and percentage of total outstanding shares of our common stock and our Series D Preferred Stock to be beneficially owned by the selling stockholders immediately after completion of this offering and the Share Repurchase.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power. The percentage of beneficial ownership set forth below is based on 58,027,509 shares of common stock and 109,239.4718 shares of our Series D Preferred Stock outstanding on March 14, 2014.

At the closing of this offering, 35,337.5520 shares of Series D Preferred Stock held by affiliates of Goldman will be converted into 4,417,194 shares of our common stock to be offered in this offering (or 37,957.5680 shares of Series D Preferred Stock held by affiliates of Goldman will be converted into 4,744,696 shares of our common stock if the underwriters option to purchase additional shares is exercised in full) in compliance with the relevant provisions of Section 5 of the Amended and Restated Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock in MoneyGram International, Inc.

	Shares Beneficially Owned Prior to Offering and Share Repurchase
Selling Stockholder	Common Stock	% Common Stock	Series D Preferred Stock		% of Series D Preferred Stock	% of Common Stock, As Converted		Shares of Common Stock Offered		Underwriters’ Option Shares
Thomas H. Lee Partners, L.P.(2)	36,378,254	62.7	—		—	50.7		3,582,806		872,498
The Goldman Sachs Group, Inc.(3)(4)(5)	476,633	*	109,239.4718	(6)	100.0	19.0	(6)	4,417,194	(7)	327,502	(7)

	Shares Beneficially Owned After Offering and Share Repurchase(1)
	No Exercise of Underwriters’ Option							Full Exercise of Underwriters’ Option
Selling Stockholder	Common Stock	% Common Stock	Series D Pref. Stock		% Series D Pref. Stock	% of Common Stock, As Converted		Common Stock	% Common Stock	Series D Pref. Stock		% Series D Pref. Stock	% Common Stock, As Converted
Thomas H. Lee Partners, L.P.(2)	24,610,356	45.4	—		—	38.8		23,737,858	43.5	—		—	37.4
The Goldman Sachs Group, Inc.(3)(4)	476,633	*	73,901.9198	(6)	100.0	14.5	(6)	476,633	*	71,281.9038	(6)	100.0	14.0	(6)

*	Less than 1%.
(1)	Based on the repurchase of 8,185,092 shares of our common stock in the Share Repurchase, which shares will be cancelled and will no longer be outstanding.

(2)	Shares shown as beneficially owned prior to this offering and the Share Repurchase by investment funds affiliated with Thomas H. Lee Partners, L.P. reflect an aggregate of the following record ownership: (i) 20,009,447 shares held by Thomas H. Lee Equity Fund VI, L.P.; (ii) 13,549,334 shares held by Thomas H. Lee Parallel Fund VI, L.P.; (iii) 2,366,797 shares held by Thomas H. Lee Parallel (DT) Fund VI, L.P.; (iv) 74,911 shares held by THL Equity Fund VI Investors (MoneyGram), LLC; (v) 70,418 shares held by THL Operating Partners, L.P.; (vi) 57,156 shares held by THL Coinvestment Partners, L.P.; (vii) 45,984 shares held by THL Managers VI, LLC (collectively the “THL Funds”); (viii) 102,084 shares held by Putnam Investments Employees’ Securities Company III LLC (the “Putnam Fund”); and (ix) 102,123 shares held by Great-West Investors, L.P. (the “Great-West Fund”). THL Holdco, LLC is the managing member of Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P., which is the sole member of THL Equity Advisors VI, LLC, which is the general partner of Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI, L.P. and the manager of THL Equity Fund VI Investors (MoneyGram), LLC. Thomas H. Lee Partners, L.P. is the general partner of THL Operating Partners, L.P. and THL Coinvestment Partners, L.P. Thomas H. Lee Partners, L.P. is the managing member of THL Managers VI, LLC. The Putnam Fund and the Great-West Fund are co-investment entities of the THL Funds, and are contractually obligated to co-invest (and dispose of securities) alongside certain of the THL Funds on a pro rata basis. Voting and investment determinations with respect to the shares held by the THL Funds are made by the management committee of THL Holdco, LLC. Anthony J. DiNovi and Scott M. Sperling are the members of the management committee of THL Holdco, LLC, and as such may be deemed to share beneficial ownership of the shares held or controlled by the THL Funds. Messrs. Thomas M. Hagerty, Seth W. Lawry and Ganesh B. Rao, as board representatives of the THL Funds, may be deemed to share beneficial ownership of the securities held or controlled by the THL Funds. Each of Messrs. Hagerty, Lawry, Rao, DiNovi and Sperling disclaims beneficial ownership of such securities. Putnam Investment Holdings, LLC (“Holdings”) is the managing member of Putnam Investments Employees’ Securities Company III, LLC (“ESC III”). Holdings disclaims any beneficial ownership of any shares held by ESC III. Putnam Investments LLC, the managing member of Holdings, disclaims beneficial ownership of any shares held by the Putnam Fund. In addition to the stock owned directly and of record by the Great-West Fund, the Great-West Fund may be deemed to share dispositive and voting power over, and thus beneficially own, an additional 108,261 shares of our common stock. The Great-West Fund disclaims beneficial ownership of such shares. The address of each of the THL Funds and Messrs. Hagerty, Lawry, Rao, DiNovi and Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110. The address of the Putnam Fund is c/o Putnam Investment, Inc., 1 Post Office Square, Boston, Massachusetts 02109. The address of the Great-West Fund is 8515 East Orchard Road, Greenwood Village, CO 80111.
(3)	The address of the Goldman Sachs Group, Inc. is 200 West Street, New York, NY 10282.
(4)	Encompasses the following: The Goldman Sachs Group, Inc. (“GS Group”), Goldman, Sachs & Co., GSCP VI Advisors, L.L.C. (“GSCP Advisors”), GSCP VI Offshore Advisors, L.L.C. (“GSCP Offshore Advisors”), GS Advisors VI, L.L.C. (“GS Advisors”), Goldman, Sachs Management GP GmbH (“GS GmbH”), GS Capital Partners VI Fund, L.P. (“GS Capital”), GS Capital Partners VI Offshore Fund, L.P. (“GS Offshore”), GS Capital Partners VI GmbH & Co. KG (“GS Germany”), GS Capital Partners VI Parallel, L.P. (“GS Parallel”), GS Mezzanine Partners V Onshore Fund, L.L.C. (“GS Mezzanine Onshore GP”), GS Mezzanine Partners V Institutional Fund, L.L.C. (“GS Mezzanine Institutional GP”), GS Mezzanine Partners V Offshore Fund, L.L.C. (“GS Mezzanine Offshore GP”), GS Mezzanine Partners V Onshore Fund, L.P. (“GS Mezzanine Onshore”), GS Mezzanine Partners V Institutional Fund, L.P. (“GS Mezzanine Institutional”), GS Mezzanine Partners V Offshore Fund, L.P. (“GS Mezzanine Offshore”), GSMP V Onshore US, Ltd. (“GSMP Onshore”), GSMP V Institutional US, Ltd. (“GSMP Institutional”), and GSMP V Offshore US, Ltd. (“GSMP Offshore” and, together with the foregoing entities, the “Goldman Entities”).

GS Group is a Delaware corporation and bank holding company that (directly and indirectly through subsidiaries or affiliated companies or both) is a leading global investment banking securities and investment management firm. Goldman, Sachs & Co., a New York limited partnership, is an investment banking firm and a member of the NYSE and other national exchanges. Goldman, Sachs & Co. also serves as the manager for GSCP Advisors, GSCP Offshore Advisors, GS Advisors, GS Mezzanine Onshore GP,

GS Mezzanine Institutional GP and GS Mezzanine Offshore GP and the investment manager for GS Capital, GS Offshore, GS Germany and GS Parallel. Goldman, Sachs & Co. is wholly-owned, directly and indirectly, by GS Group. GSCP Advisors, a Delaware limited liability company, is the sole general partner of GS Capital. GSCP Offshore Advisors, a Delaware limited liability company, is the sole general partner of GS Offshore. GS Advisors, a Delaware limited liability company, is the sole general partner of GS Parallel and the managing limited partner of GS Germany. GS GmbH, a German company with limited liability, is the sole general partner of GS Germany. Each of GS Capital, a Delaware limited partnership, GS Offshore, a Cayman Islands exempted limited partnership, GS Germany, a German limited partnership, and GS Parallel, a Delaware limited partnership, was formed for the purpose of investing in equity, equity-related and similar securities or instruments, including debt or other securities or instruments with equity-like returns or an equity component. GS Mezzanine Onshore GP, a Delaware limited liability company, is the sole general partner of GS Mezzanine Onshore. GS Mezzanine Institutional GP, a Delaware limited liability company, is the sole general partner of GS Mezzanine Institutional. GS Mezzanine Offshore GP, a Delaware limited liability company, is the sole general partner of GS Mezzanine Offshore. GS Mezzanine Onshore, a Delaware limited partnership, is the sole shareholder of GSMP Onshore. GS Mezzanine Institutional, a Delaware limited partnership, is the sole shareholder of GSMP Institutional. GS Mezzanine Offshore, a Delaware limited partnership, is the sole shareholder of GSMP Offshore. Each of GSMP Onshore, GSMP Institutional, and GSMP Offshore, an exempted company incorporated in the Cayman Islands with limited liability, was formed for the purpose of investing in fixed income securities, equity and equity-related securities primarily acquired or issued in leveraged acquisitions, reorganizations and other private equity transactions and in other financial instruments.

(5)	Prior to this offering, GS Group has shared voting and dispositive power over 13,683,058 shares of our common stock issuable upon conversion of our Series D Preferred Stock; Goldman, Sachs & Co. has shared voting and dispositive power over 13,307,235 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GSCP Advisors has shared voting and dispositive power over 4,958,851 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GSCP Offshore Advisors has shared voting and dispositive power over 4,124,599 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GS Advisors has shared voting and dispositive power over 1,539,836 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GS GmbH has shared voting and dispositive power over 176,237 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GS Capital has shared voting and dispositive power over 4,958,851 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GS Offshore has shared voting and dispositive power over 4,124,599 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GS Germany has shared voting and dispositive power over 176,237 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GS Parallel has shared voting and dispositive power over 1,363,599 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GS Mezzanine Offshore GP has shared voting power and dispositive power over 1,531,485 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GS Mezzanine Institutional GP has shared voting and dispositive power over 99,366 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GS Mezzanine Onshore GP has shared voting and dispositive power over 1,024,970 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GS Mezzanine Offshore has shared voting and dispositive power over 1,531,485 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GS Mezzanine Institutional has shared voting and dispositive power over 99,366 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GS Mezzanine Onshore has shared voting and dispositive power over 1,024,970 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GSMP Offshore has shared voting and dispositive power over 1,531,485 shares of our common stock issuable upon conversion of our Series D Preferred Stock; GSMP Institutional has shared voting and dispositive power over 99,366 shares of our common stock issuable upon conversion of our Series D Preferred Stock; and GSMP Onshore has shared voting and dispositive power over 1,024,970 shares of our common stock issuable upon conversion of our Series D Preferred Stock.

The Goldman Entities disclaim beneficial ownership of such shares beneficially owned by (i) any client accounts with respect to which the Goldman Entities or their employees have voting or investment discretion, or both, and (ii) certain investment entities of which the Goldman Entities act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Goldman Entities. Additionally, Goldman, Sachs & Co. or another broker dealer subsidiary of GS Group may, from time to time, hold shares of common stock acquired in ordinary course trading activities.

(6)	The 109,239.4718 shares of our Series D Preferred Stock outstanding as of March 14, 2014 are immediately convertible into 13,654,930 shares of common stock by a holder, other than the Goldman Sachs Group, Inc. or its affiliates, that receives such shares by means of (i) a widespread public distribution, (ii) a transfer to an underwriter for the purpose of conducting a widespread public distribution, (iii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of MoneyGram, or (iv) a transfer to a transferee that would control more than 50% of the voting securities of MoneyGram without any transfer from such transferor or its affiliates, as applicable (each of (i) – (iv), a “Widely Dispersed Offering”). Our Series D Preferred Stock is generally non-voting while held by the Goldman Entities or their affiliates and while held by any holder who receives such shares by means other than a Widely Dispersed Offering except for the right of such holders to vote on specific actions described in the Amended and Restated Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock.
(7)	Consists of shares of common stock issued upon the automatic conversion of shares of our Series D Preferred Stock in connection with this offering pursuant to the terms of our Series D Preferred Stock.

For information about certain material relationships between us and the selling stockholders, see the documents incorporated by reference herein, including the information set forth under the heading “Transactions with Related Persons” in our definitive proxy statement for our 2013 annual meeting of stockholders.

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of our common stock. The following description is only a summary and does not purport to be complete and is qualified by reference to our Amended and Restated Certificate of Incorporation (as amended, the “certificate of incorporation”) and bylaws. Our certificate of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain copies.

General

Our certificate of incorporation currently authorizes the issuance of two classes of shares:

•	common stock, par value $0.01 per share (162,500,000 shares authorized), and

•	preferred stock, par value $0.01 per share (7,000,000 shares authorized).

As of March 14, 2014, there were 58,027,509 shares of our common stock outstanding.

Our board of directors is authorized to provide for the issue, from time to time, of preferred stock in series and, as to each series, to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of those shares and the qualifications, limitations and restrictions of those shares. As a result, our board of directors could, without stockholder approval, authorize the issuance of preferred stock with dividend, redemption or conversion provisions that could have an adverse effect on the availability of earnings for distribution to the holders of our common stock, or with voting, conversion or other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of our common stock. See “Description of Preferred Stock.”

Our common stock is not entitled to any conversion or redemption rights. Holders of our common stock do not have any preemptive right or other subscription rights to subscribe for additional securities we may issue. Our outstanding common stock is, and any newly issued common stock will be, fully paid and non-assessable. The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Dividend Rights

Subject to the prior dividend rights of the holders of any preferred stock and the other limitations set forth in the following paragraph, dividends may be declared by our board of directors and paid from time to time on outstanding shares of our common stock from any funds legally available therefor.

We and our subsidiaries are parties to agreements pursuant to which we borrow money, and certain covenants in these agreements limit our ability to pay dividends or other distributions with respect to our common stock or to repurchase common stock. In addition, we and our subsidiaries may become parties to future agreements that contain such restrictions.

Voting Rights

The holders of our common stock have voting rights and are entitled to one vote for each share held. There are no cumulative voting rights.

Liquidation Rights

Upon any liquidation, dissolution or winding up of our company, the holders of our common stock shall be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws could make the acquisition of control of our company and/or the removal of our existing management more difficult, including those that provide as follows:

•	subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation, our board of directors fixes the size of the board of directors within certain limits, may create new directorships and may appoint new directors to serve until the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. The board of directors (or its remaining members, even though less than a quorum) also may fill vacancies on the board of directors occurring for any reason for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified;

•	our board of directors may issue preferred stock without any vote or further action by the stockholders;

•	subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation, special meetings of stockholders may be called only by our chairman or board of directors, and not by our stockholders;

•	our board of directors may adopt, amend, alter or repeal the bylaws without a vote of the stockholders;

•	subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation, all stockholder actions must be taken at a regular or special meeting of the stockholders and cannot be taken by written consent without a meeting;

•	we have advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, which generally require that stockholder proposals and nominations be provided to us between 90 and 120 days before the anniversary of our last annual meeting in order to be properly brought before a stockholder meeting; and

•	certain business combinations with an “interested stockholder” (defined in our certificate of incorporation as a holder of 10% or more of our outstanding voting stock) must be approved by holders of 66 2/3% of the voting power of shares not owned by the interested stockholder, unless the business combination is approved by certain “continuing directors” (as defined in our certificate of incorporation) or meets certain requirements regarding price and procedure.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed to encourage persons seeking to acquire control of MoneyGram to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and that these benefits outweigh the disadvantages of discouraging the proposals. Negotiating with the proponent could result in an improvement of the terms of the proposal.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors or officers and shares held by certain employee stock plans; and

•	the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder at a stockholder meeting, and not by written consent.

However, this business combination prohibition may be negated by certain actions, including pursuant to the following:

•	if we, with the support of a majority of our continuing directors, propose at any time another merger or sale or do not oppose another tender offer for at least 50% of our shares, the interested stockholder is released from the three-year prohibition and free to compete with that other transaction;

•	our stockholders may choose to amend our certificate of incorporation to opt out of Section 203 of the Delaware General Corporation Law at any time by a vote of at least a majority of our outstanding voting power, provided that, the amendment to opt out of Section 203 will not be effective until 12 months after the adoption of such amendment.

Under Section 203 of the Delaware General Corporation Law, a business combination generally includes a merger, asset or stock sale, loan, substantial issuance of stock, plan of liquidation, reincorporation or other transaction resulting in a financial benefit to the interested stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.

DESCRIPTION OF PREFERRED STOCK

General

Under our certificate of incorporation, our board of directors has the authority to issue up to 7,000,000 shares of preferred stock in one or more series and to determine the rights, preferences, privileges and restrictions of the preferred stock. The rights, preferences, privileges and restrictions on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. We have designated 200,000 shares of preferred stock as Series D Preferred Stock. As of March 14, 2014, there were 109,239.4718 shares of our Series D Preferred Stock issued and outstanding.

Series D Preferred Stock

The following is only a summary of the material terms of our Series D Preferred Stock and does not purport to be complete and is qualified by reference to the Amended and Restated Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of MoneyGram International, Inc. filed with the Secretary of State of the State of Delaware (the “Series D Certificate of Designations”). The Series D Certificate of Designations was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 23, 2011 and is incorporated herein by reference. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain a copy.

Rank. Our Series D Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, (i) on a parity with our common stock, and (ii) junior to all other class or series of our equity securities that we have issued or will issue that by its terms ranks senior to our Series D Preferred Stock.

Dividends. The record holders of our Series D Preferred Stock are entitled to participate equally and ratably with the holders of our common stock in all dividends and distributions paid on such shares as if, immediately prior to such payment, each outstanding share of our Series D Preferred Stock were converted into shares of our common stock in the manner described below under “—Series D Preferred Stock—Conversion.” Dividends are payable to record holders of our Series D Preferred Stock as they appear in our records at the close of business on the applicable record date, which is the same day as the record date for the payment of dividends to the holders of shares of our common stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the record holders of our Series D Preferred Stock will be entitled to be paid out of our assets or proceeds therefore legally available for distribution to our stockholders, subject to the rights of any of our creditors, a liquidation preference equal to the sum of (i) $0.01 per share and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of our Series D Preferred Stock into shares of our common stock in the manner described below under “—Series D Preferred Stock—Conversion.”

After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity will not be deemed to constitute the liquidation, dissolution or winding-up of our affairs.

Redemption. Our Series D Preferred Stock is not redeemable at either our option or the holder’s option.

Conversion. Each holder of shares of our Series D Preferred Stock has the right, at such holder’s option and upon providing us with a written notice, to convert any or all of such holder’s shares of our Series D Preferred Stock into fully paid and non-assessable shares of our common stock unless such conversion would result in a number of shares of our common stock to be issued that would exceed the number of shares of our common stock authorized for issuance. The number of shares of our common stock into which each share of the Series D Preferred Stock is convertible will be determined by multiplying each share of the Series D Preferred Stock by the conversion ratio, which is 125 but subject to adjustments as discussed below (the “Conversion Ratio”). We will not issue fractional shares of common stock upon conversion; instead, we will pay cash for each fractional share based upon the market price of the common stock on the date of conversion. Notwithstanding the foregoing, shares of our Series D Preferred Stock beneficially owned by affiliates of Goldman are not entitled to convert into our common stock.

In the event we subdivide, combine or reclassify the outstanding shares of our common stock, the Conversion Ratio will be adjusted to the number obtained by multiplying the Conversion Ratio by a fraction, the numerator of which will be the number of shares of our common stock outstanding immediately following such action, and the denominator of which will be the number of shares of our common stock outstanding immediately prior to such action.

Business Combination. In the event of any reorganization, merger or similar business combination transaction (“Business Combination”) or the reclassification of our common stock, each holder of a share of our Series D Preferred Stock then outstanding will have the right thereafter to exchange such share for the kind and amount of securities, cash and other property, if any, receivable upon the Business Combination or reclassification by a holder of the number of shares of our common stock into which a share of our Series D Preferred Stock would have been convertible immediately prior to the Business Combination or reclassification.

Voting Rights. In general, the holders of the shares of our Series D Preferred Stock are entitled to vote with the holders of our common stock on an as-converted basis as one class on all matters submitted for a vote of holders of our common stock, except that shares of our Series D Preferred Stock held by affiliates of Goldman are not entitled to vote with the holders of our common stock. Additionally, with respect to an amendment, alteration or repeal of any provision of the Series D Certificate of Designations in a manner that would adversely affect the preferences, rights, privileges and powers of our Series D Preferred Stock, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of our Series D Preferred Stock will be needed.

Listing. Our Series D Preferred Stock is not listed on any securities exchange.

Miscellaneous

We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance upon the conversion of our Series D Preferred Stock, that number of shares of common stock as shall from time to time be issuable upon the conversion of all the shares of our Series D Preferred Stock then outstanding. Our Series D Preferred Stock converted into our common stock or otherwise reacquired by us will resume the status of authorized and unissued shares of our preferred stock, undesignated as to series, and will be available for subsequent issuance.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following summary discusses certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect.

This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an investor’s decision to purchase shares of our common stock. In particular, this summary does not address tax consequences that may be applicable to special classes of investors including, but not limited to, tax-exempt entities, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, S corporations, investors in such partnerships, S corporations or other pass-through entities, brokers, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, retirement plans, U.S. persons whose functional currency is not the U.S. dollar, former citizens or former long-term residents of the United States and persons that will hold our common stock as a position in a hedging transaction, constructive sale, “straddle,” “conversion transaction” or other risk reduction transactions. Except where otherwise stated, this summary deals only with common stock held as “capital assets” within the meaning of the Code (generally held for investment). Also not considered are the effects of any foreign, state or local tax laws, alternative minimum tax considerations, or, except as expressly provided herein, estate or gift tax considerations. In addition, this summary does not address the Medicare tax on certain investment income.

We have not sought any rulings from the IRS. Accordingly, the discussion below is not binding on the IRS or the courts, and no assurance can be given that the IRS would not assert, and that a court would not sustain, a different position from any discussed herein.

As used herein, a “U.S. holder” is any beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable Treasury Regulations to be treated as a domestic trust for U.S. federal income tax purposes.

A “non-U.S. holder” is any individual, corporation, trust or estate that is a beneficial owner of our common stock and is not a U.S. holder, other than former citizens and former long-term residents of the United States.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock.

Consequences to U.S. Holders

Distributions

Distributions we make to holders of our common stock will be taxable as dividend income to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent the amount of a distribution exceeds our earnings and profits, the excess will be applied against and will reduce the holder’s adjusted tax basis (on a dollar-for-dollar basis) in respect of the common stock as to which the distribution was made (but not below zero). Any remaining excess will be treated as gain from the sale or exchange of such common stock, with the consequences discussed below in “— Consequences to U.S. Holders—Sale or Other Disposition.”

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by individual holders are generally subject to a maximum U.S. federal income tax rate of 20%. Distributions constituting dividend income received by U.S. holders that are corporations may qualify for the dividends received deduction. A U.S. holder should consult its own tax advisor regarding the availability of the reduced dividend tax rate and the dividends received deduction in light of its particular circumstances.

Sale or Other Disposition

A U.S. holder will generally recognize capital gain or loss on a sale, exchange or other disposition of our common stock equal to the difference between the amount realized on such sale, exchange or other disposition and the holder’s adjusted tax basis in such common stock. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period in the common stock is more than one year. Long-term capital gains realized by individual taxpayers are, under current law, subject to a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses is subject to limitations.

Redemption

In the case of a redemption of a U.S. holder’s common stock for cash or property, the U.S. federal income tax treatment of the redemption depends on the particular facts relating to such holder at the time of the redemption. If the redemption of such common stock (i) is “not essentially equivalent to a dividend” with respect to the holder, (ii) is “substantially disproportionate” with respect to the holder (defined generally as a greater than 20% reduction in a shareholder’s relative voting stock of a corporation), or (iii) results in a “complete termination” of all of such holder’s equity interest in the corporation, then the receipt of cash or property by such holder will be respected as a sale or exchange of its common stock and taxed in the manner discussed above in “— Consequences to U.S. Holders — Sale or Other Disposition.” In applying these tests, certain constructive ownership rules apply to determine stock ownership. For this purpose, the holder is deemed to own any shares of our stock that are owned, or deemed owned, by certain related persons and entities, as well as any stock that the holder or a related person or entity has the right to acquire by exercise of an option.

If the redemption does not qualify for sale or exchange treatment, the holder will instead be treated as having received a distribution on such stock with the general consequences described above in “— Consequences to U.S. Holders — Distributions.” In such case, such holder’s tax basis in the redeemed stock will be allocated to the holder’s remaining shares of our stock. If the holder does not retain any actual stock ownership in us following such redemption, the holder may lose its tax basis completely (in that the tax basis would shift to the stock that was treated as constructively owned by the holder).

Information Reporting and Backup Withholding

Certain U.S. holders may be subject to backup withholding (currently at a 28% rate) with respect to the payment of dividends on our common stock and to certain payments of proceeds on the sale of our common stock unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the holder to a refund, provided that the holder provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.

U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Consequences to Non-U.S. Holders

Distributions

The rules described above under “— Consequences to U.S. Holders — Distributions” generally apply to determine the extent to which distributions made with respect to our common stock are classified as dividends, basis recovery, or gain or loss from the sale or exchange of our common stock for U.S. federal income tax purposes.

In general, dividends paid by us to a non-U.S. holder will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable tax treaty, unless the dividends are (i) effectively connected with a trade or business carried on by the non-U.S. holder within the United States and (ii) if a tax treaty applies, attributable to a U.S. permanent establishment maintained by the non-U.S. holder.

Dividends received by a non-U.S. holder that are effectively connected with the holder’s U.S. trade or business or, if a treaty applies, attributable to a permanent establishment maintained by the holder in the United States, will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and will not be subject to U.S. withholding tax if certain certification requirements are satisfied. A non-U.S. holder that is a corporation may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the deemed repatriation from the United States of its “effectively connected earnings and profits,” subject to certain adjustments.

To claim exemption from or reduction in the 30% withholding tax rate, a non-U.S. holder must provide us or our agent, prior to the payment of the dividends, with a properly executed IRS Form W-8ECI (in the case of U.S. trade or business income), IRS Form W-8BEN (in the case of a treaty) or other form that the IRS designates, as applicable. These forms must be periodically updated. In certain circumstances, a non-U.S. holder who is claiming the benefits of an applicable tax treaty may be required to obtain and provide a U.S. taxpayer identification number or certain documentary evidence issued by foreign governmental authorities to prove such non-U.S. holder’s residence in that country. Also, current Treasury Regulations provide special procedures for payments of dividends through qualified intermediaries.

The Treasury Regulations provide that a distributing corporation that determined at the end of a taxable year in which a distribution is made that it underwithheld on such distribution because, for example, at the time of the distribution it did not then have, nor expected to have for such taxable year, any earnings and profits but in fact did have earnings and profits for the taxable year, is liable for the amount underwithheld. Therefore, even in the absence of earnings and profits at the time of a distribution to the holders of our common stock, we may decide, in our sole discretion, to withhold on such distribution to satisfy our withholding tax obligations.

Sale or Other Disposition

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on income or gain realized on the sale or exchange of shares of our common stock unless:

•	the gain is effectively connected with a U.S. trade or business of the holder (or, if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such non-U.S.

holder), in which case such holder will be taxed in the same manner as a U.S. person, and if the holder is a corporation, such holder may be subject to an additional branch profits tax equal to 30% or a lower rate as may be specified by an applicable income tax treaty;

•	the non-U.S. holder, in the case of a nonresident alien individual, is present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other conditions are met, in which case such holder will be subject to a 30% (or a lower rate as may be specified by an applicable income tax treaty) tax on the amount by which such holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the sale or disposition; or

•	we are, or have been within the five years preceding the holder’s disposition of the shares of our common stock, a “U.S. real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes and (i) with respect to dispositions of our common stock, our common stock was not “regularly traded on an established securities market,” or (ii) the holder actually or constructively owns more than 5% of our common stock during the shorter of (A) the five-year period ending on the date of such disposition or (B) the period of time during which such holder held such shares. We believe that we have not been and are not currently a USRPHC for U.S. federal income tax purposes, nor do we anticipate becoming a USRPHC in the future. However, no assurance can be given that we will not become a USRPHC.

The rules described above under “— Consequences to U.S. Holders — Redemption” generally apply to determine the extent to which a redemption of shares of our common stock held by a non-U.S. holder is treated as a sale or exchange of such shares or a distribution made on such holder’s shares, provided that the U.S. federal income tax consequences to the non-U.S. holder of such treatment as a sale or exchange of such shares or a distribution are set forth in “— Consequences to Non-U.S. Holders — Sale or Other Disposition” and “—Consequences to Non-U.S. Holders — Distributions,” respectively.

Federal Estate Tax

Individuals, or an entity the property of which is includable in an individual’s gross estate for U.S. federal estate tax purposes, should note that common stock held at the time of such individual’s death will be included in such individual’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Non-U.S. holders may be subject to information reporting and backup withholding (currently at a 28% rate) with respect to any dividends on, and the proceeds from dispositions of, our common stock paid to them unless such non-U.S. holders comply with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN) or otherwise establish an exemption. In addition, the amount of any dividends paid to a non-U.S. holder and the amount of tax, if any, withheld from such payment generally must be reported annually to such holder and the IRS. The IRS may make such information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which such holder resides. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Sections 1471 through 1474 of the Code, and the Treasury Regulations and administrative guidance issued thereunder, impose a 30% withholding tax on any dividends on our common stock and on the gross proceeds from a disposition of our common stock in each case if paid to a “foreign financial institution” or a

“non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

Payments subject to withholding tax under this law generally include dividends paid on common stock of a U.S. corporation after June 30, 2014, and gross proceeds from sales or other dispositions of such common stock after December 31, 2016. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these withholding rules.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE VIEWED AS TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL GIFT TAX LAWS AND ANY STATE, LOCAL OR FOREIGN TAX LAWS AND TAX TREATIES.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriters, the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the selling stockholders, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares of Common Stock
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Macquarie Capital (USA) Inc.
William Blair & Company, L.L.C.

Total	8,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

Commissions and Discounts

The representatives have advised us and the selling stockholders that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $         per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling stockholders. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount payable by the selling stockholders	$	$	$
Proceeds, before expenses, to the selling stockholders	$	$	$

The expenses of the offering payable by us, not including the underwriting discount, are estimated at $        . The selling stockholders are paying the underwriting discounts and commissions relating to the shares of common stock they are selling.

Solebury Capital LLC, or Solebury, a FINRA member, is acting as our financial advisor in connection with the offering. Upon the successful completion of this offering, Solebury will be paid a fee expected to be $200,000 for its services. Solebury is not acting as an underwriter and will not sell or offer to sell any securities and will not identify, solicit or engage directly with potential investors. In addition, Solebury will not underwrite or purchase any of the offered securities or otherwise participate in any such undertaking.

Pursuant to an agreement with the selling stockholders who are affiliates or coinvestors of Thomas H. Lee Partners, we will repurchase 8,185,092 shares of our common stock concurrently with the closing of this offering, directly from such selling stockholders in a private, non-underwritten transaction at a price per share of common stock equal to the midpoint between the public offering price and the price to the selling stockholders in this offering; provided that, to the extent that the aggregate purchase price for the shares to be repurchased by us in the Share Repurchase would exceed $150 million, such number of shares to be repurchased will be reduced so that the number of shares purchased equals $150 million divided by the price per share rounded down to the next whole share. The selling stockholders affiliated with Goldman will only be selling shares in this offering and not in the Share Repurchase. The repurchased shares will be cancelled and will no longer be outstanding following the completion of this offering. The closing of the Share Repurchase, the Financing and this offering are all contingent on one another.

Option to Purchase Additional Shares

The selling stockholders have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 1,200,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and all of our directors and executive officers and the selling stockholders have severally agreed that, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, on behalf of the underwriters, we and they will not, during the period ending 90 days after the date of this prospectus (the “restricted period”):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•	in the case of us, file any registration statement with the SEC relating to the offering of, or, in the case of our directors and executive officers and the selling stockholders, make any demand for, or exercise any right with respect to, the registration of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock,

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The restrictions described in this paragraph do not, subject to certain conditions, apply to:

•	the sale of shares to the underwriters;

•	the exercise by a director or executive officer of MoneyGram or a selling stockholder of an option or warrant outstanding as of the date of this prospectus and the issuance by us of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus, in each case, of which the underwriters have been advised in writing;

•	grants by us of options to purchase shares of common stock and restricted stock units;

•	transfers by a director or executive officer of MoneyGram or a selling stockholder of shares of common stock or any security convertible into common stock as a bona fide gift or distributions by us or a selling stockholder of shares of common stock or any security convertible into common stock to our stockholders or the selling stockholder’s members, limited partners, stockholders or affiliates, respectively;

•	the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the transfer of shares of common stock;

•	the sale of shares of common stock purchased by a director or executive officer of MoneyGram or a selling stockholder on the open market following this offering; or

•	transfers of shares of common stock or any security convertible into common stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of a director or executive officer of MoneyGram.

The restricted period will be extended if:

•	during the last 17 days of the restricted period we issue an earnings release or a material news event relating to us occurs, or

•	prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period,

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In the event that any shares of common stock held by any selling stockholders are being released from the restrictions set forth above, the other selling stockholders are entitled to a proportionate release from such restrictions for their respective common stock.

NASDAQ Listing

The shares are listed on NASDAQ under the symbol “MGI.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on NASDAQ, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on NASDAQ in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Conflicts of Interest

Affiliates of Goldman, a participating underwriter in this offering, are selling stockholders and will receive more than 5% of the proceeds from this offering. Affiliates of Goldman hold more than 10% of our outstanding preferred stock. Because of the foregoing, a “conflict of interest” is deemed to exist within the meaning of FINRA Rule 5121. Consequently, this offering is being conducted in compliance with the applicable provisions and exemptions of FINRA Rule 5121.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and currently do or may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Merrill Lynch, Pierce, Fenner and Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and certain of their affiliates are agents and/or lenders under our existing senior secured credit facility. Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC or certain of their respective affiliates are bookrunners or arrangers, and certain of their affiliates are lenders, with respect to the new incremental term loan facility to be provided under our existing senior secured credit facility to finance in part the Share Repurchase. For more information on our relationship with certain affiliates of Goldman, Sachs & Co., please see “Selling Stockholders” and “ — Conflicts of Interest.”

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

The validity of the shares of our common stock being offered will be passed upon for us by Vinson & Elkins L.L.P., Dallas, Texas. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Fried, Frank, Harris, Shriver & Jacobson LLP has advised the selling stockholders who are affiliates of Goldman, and Weil, Gotshal & Manges LLP has advised the selling stockholders who are affiliates and co-investors of Thomas H. Lee Partners, L.P. in connection with this offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal controls over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We also make available free of charge on our Internet website at http://www.moneygram.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on or accessible through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 3, 2014;

•	the information responsive to Part III of Form 10-K for the year ended December 31, 2013 provided in our Definitive Proxy Statement on Schedule 14A, filed on March 28, 2013; and

•	our Current Reports on Form 8-K filed on February 11, 2014 (second filing only) and February 24, 2014 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K).

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K, prior to the termination of the offering under this prospectus supplement. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain a copy of any documents that are incorporated by reference in this prospectus supplement at no cost by writing or telephoning us at:

Corporate Secretary

MoneyGram International, Inc.

2828 N. Harwood Street, Suite 1500

Dallas, Texas 75201

(214) 999-7552

PROSPECTUS

MoneyGram International, Inc.

568,087,162 Shares of Common Stock

173,190 Shares of Series D Participating Convertible Preferred Stock

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of up to (a) 568,087,162 shares of our common stock, par value $0.01 per share, consisting of (i) 366,388,463 shares issuable upon conversion of our Series B Participating Convertible Preferred Stock, par value $0.01 per share (the “B Stock”), assuming accrual of dividends on the B Stock through March 25, 2013 (at which date the ability to accrue dividends in lieu of currently paying such dividends in cash expires), and (ii) 201,698,699 shares issuable upon conversion of our Series B-1 Participating Convertible Preferred Stock, par value $0.01 per share (the “B-1 Stock,” and, collectively with the B Stock, the “Series B Stock”) to our Series D Participating Convertible Preferred Stock, par value $0.01 per share (the “Series D Stock”) followed by the subsequent conversion of the Series D Stock, assuming accrual of dividends on the B-1 Stock through March 25, 2013 (at which date the ability to accrue dividends in lieu of currently paying such dividends in cash expires) or (b) assuming a proposed recapitalization (the “Proposed Recapitalization”) pursuant to the Recapitalization Agreement, dated March 7, 2011 and amended May 4, 2011 by Amendment No. 1 to Recapitalization Agreement (the “Recapitalization Agreement”), by and among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain affiliates of Goldman, Sachs & Co., occurs before June 24, 2011, 487,790,801 shares of our common stock, consisting of (i) 286,438,367 shares to be issued upon the conversion of the B Stock in connection with the Proposed Recapitalization, (ii) 28,162,866 additional shares to be issued in connection with the Proposed Recapitalization, and (iii) 173,189,568 shares issuable upon the conversion of shares of the Series D Stock to be issued in connection with the Proposed Recapitalization (including shares of Series D Stock to be issued upon conversion of the B-1 Stock in connection with the Proposed Recapitalization). This prospectus also relates to the resale from time to time by certain affiliates of Goldman, Sachs & Co. (“Goldman Sachs”) of up to (a) 157,686 shares of the Series D Stock to be issued upon the conversion of the B-1 Stock in connection with the Proposed Recapitalization, assuming the Proposed Recapitalization occurs before June 24, 2011, and (b) 15,504 additional shares of the Series D Stock issuable in connection with the Proposed Recapitalization. The common stock issuable upon the conversion of the B Stock, the common stock issuable upon conversion of the B-1 Stock to the Series D Stock followed by the subsequent conversion of the Series D Stock and the Series D Stock to be issued in connection with the Proposed Recapitalization are collectively referred to in this prospectus as the “securities” or the “offered securities.”

The offered securities are being registered to permit the selling stockholders to sell such securities from time to time through ordinary brokerage transactions or through any other means described in this prospectus. The price at which the selling stockholders may sell the offered securities will be determined by the prevailing market for the offered securities or in negotiated transactions that may be at prices other than prevailing market prices. See “Plan of Distribution” on page 25. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of securities offered by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “MGI.” The last reported sales price of our common stock on May 12, 2011 was $3.52.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus and the risk factors incorporated herein by reference. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 7, 2011.

All references in this prospectus to “MoneyGram,” “we,” “us,” “our” and “our company” are to MoneyGram International, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the stockholders identified in this prospectus may sell, from time to time, the securities covered by this prospectus in one or more offerings. The securities covered by this prospectus are (i) (a) the shares of common stock issuable upon conversion of the B Stock and upon the conversion of the B-1 Stock into the Series D Stock and the subsequent conversion of the Series D Stock or,  alternatively, (b) assuming the Proposed Recapitalization occurs before June 24, 2011, shares of common stock to be issued upon the conversion of the B Stock in connection with the Proposed Recapitalization, additional shares of common stock to be issued in connection with the Proposed Recapitalization, and shares of common stock issuable upon the conversion of shares of the Series D Stock to be issued in connection with the Proposed Recapitalization, and (ii) shares of the Series D Stock to be issued upon the conversion of the B-1 Stock in connection with the Proposed Recapitalization and additional shares of the Series D Stock issuable in connection with the Proposed Recapitalization.

This prospectus provides you with a general description of the securities the selling stockholders may offer. Each time the selling stockholders sell any of these securities, if required, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and any prospectus supplement are not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

We also make available free of charge on our Internet website at http://www.moneygram.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 16, 2011;

ii

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 9, 2011;

•	our Current Reports on Form 8-K filed on February 11, 2011, February 23, 2011, March 8, 2011, March 9, 2011, April 15, 2011, April 19, 2011, April 21, 2011, April 28, 2011 and May 6, 2011 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K); and

•	the description of our common stock and preferred share purchase rights contained in our registration statement on Form 10, which we filed with the SEC on December 29, 2003, and any amendment or report filed for the purpose of updating this description.

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K, after the date of this prospectus and before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes more dated information. Please note that we have not incorporated by reference a description of the B Stock, the B-1 Stock and Series D Stock because such a description was not filed pursuant to Section 12 of the Exchange Act.

You can obtain a copy of any documents that are incorporated by reference in this prospectus or any prospectus supplement at no cost, by writing or telephoning us at:

Corporate Secretary

MoneyGram International, Inc.

2828 N. Harwood Street, Suite 1500

Dallas, Texas 75201

(214)-999-7552

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including under the heading “Risk Factors,” and the documents incorporated by reference in this prospectus. We undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

iii

SUMMARY

MoneyGram is a leading global payment services company. Our major products include global money transfers, bill payment solutions and money orders. We help people and businesses by providing affordable, reliable and convenient payment services.

The MoneyGram® brand is recognized throughout the world. We offer more choices and more control for people separated from friends and family by distance or those with limited bank relationships to meet their financial needs. Our payment services are available at approximately 233,000 agent locations in approximately 190 countries and territories. Our services enable consumers throughout the world to transfer money and pay bills, helping them meet the financial demands of their daily lives. Our payment services also help businesses operate more efficiently and cost-effectively.

On March 25, 2008, we completed a recapitalization pursuant to which we received an infusion of $1.5 billion of gross equity and debt capital. The equity component of the recapitalization consisted of the sale to affiliates and co-investors of Thomas H. Lee Partners, L.P., or collectively THL, and Goldman Sachs in a private placement of 760,000 shares of the B Stock and the B-1 Stock for an aggregate purchase price of $760.0 million. We also paid Goldman Sachs an investment banking advisory fee equal to $7.5 million in the form of 7,500 shares of the B-1 Stock.

Also as part of the recapitalization, our wholly-owned subsidiary, MoneyGram Payment Systems Worldwide, Inc., or Worldwide, issued Goldman Sachs $500.0 million of senior secured second lien notes with a 10-year maturity, or the Notes. We also entered into a senior secured amended and restated credit agreement with JPMorgan Chase Bank, N.A., or JPMorgan, as agent for a group of lenders, bringing the total facility, or the Senior Facility, to $600.0 million. The Senior Facility included $350.0 million in two term loan tranches and a $250.0 million revolving credit facility.

On March 7, 2011, we entered into the Recapitalization Agreement, pursuant to which, subject to the terms and conditions set forth therein, (i) THL will convert all of the shares of B Stock into shares of our common stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B Participating Convertible Preferred Stock, (ii) Goldman Sachs will convert all of the shares of B-1 Stock into shares of Series D Stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B-1 Participating Convertible Preferred Stock, (iii) THL will receive approximately 28.2 million additional shares of our common stock and $140.8 million in cash, and (iv) Goldman Sachs will receive approximately 15,504 additional shares of Series D Stock (equivalent to approximately 15.5 million shares of our common stock) and $77.5 million in cash. On May 4, 2011, we entered into an amendment to the Recapitalization Agreement with the Investors to (i) modify the stockholder vote required for approval of the Proposed Recapitalization to be the affirmative vote of a majority of the outstanding shares of our common stock (not including shares held by THL or Goldman Sachs or by any of our executive officers or directors) rather than the majority of such shares present in person or by proxy at the special meeting held to consider and approve, among other things, the Recapitalization Agreement, or the Special Meeting, and (ii) provide that the closing condition with respect to the receipt of the requisite stockholder approvals may not be waived or amended by us or any Investor. The Proposed Recapitalization has been approved unanimously by our board of directors following the recommendation of a special committee of the board of directors comprised of independent and disinterested members of our board of directors, but remains subject to various conditions contained in the Recapitalization Agreement, including the approval of the Proposed Recapitalization by the affirmative vote of a majority of the outstanding shares of our common stock and B Stock (on an as-converted basis), voting together as a single class, present in person or by proxy at the Special Meeting, and by the affirmative vote of a majority of the outstanding shares of our common stock only (not including shares held by THL or Goldman Sachs or any of our executive officers or directors) and our receipt of sufficient financing to consummate the Proposed Recapitalization. The Special Meeting is currently scheduled for May 18, 2011.

Concurrently with entering into the Recapitalization Agreement, we and Worldwide entered into a consent agreement with certain affiliates of Goldman Sachs who are the holders of the Notes, or the GS Note Holders, pursuant to which, in exchange for a payment of $5,000,000, the GS Note Holders agreed to enter into a supplemental indenture to the indenture governing the Notes that will, among other things, amend the indenture in order to permit the Proposed Recapitalization and the cash payments under the Recapitalization Agreement. On April 19, 2011, Worldwide, the guarantors party to the indenture governing the Notes and the trustee entered into the supplemental indenture. In addition, on April 15, 2011, the syndication process was completed for a new $540 million senior secured credit facility, or the New Credit Facility, consisting of a $150 million, five-year revolving credit facility and a $390 million, six-year term loan. Upon closing, the net proceeds from the term loan under the New Credit Facility would be used to consummate the Proposed Recapitalization and to refinance the Senior Facility. Closing of the New Credit Facility is subject to finalization of a new credit agreement with the lenders on customary terms and conditions and is conditional upon the closing of the Proposed Recapitalization.

Our principal executive offices are located at 2828 N. Harwood Street, Suite 1500, Dallas, Texas 75201, and our telephone number is (972) 999-7552. Our website address is www.moneygram.com. The information on our website is not part of this prospectus.

Our Segments

We manage our business primarily through two segments: Global Funds Transfer and Financial Paper Products. Following is a description of each segment.

Global Funds Transfer Segment

The Global Funds Transfer segment is our primary segment, providing money transfer and bill payment services to consumers who are often unbanked or underbanked. Unbanked consumers are those consumers who do not have a traditional relationship with a financial institution. Underbanked consumers are consumers who, while they may have a savings account with a financial institution, do not have a checking account. Other consumers who use our services are convenience users and emergency users who may have a checking account with a financial institution but prefer to use our services on the basis of convenience or to make emergency payments. We primarily offer services to consumers through third-party agents, including retail chains, independent retailers and financial institutions.

In 2010, our Global Funds Transfer segment had total fee and investment revenue of $1,053.3 million. We continue to focus on the growth of our Global Funds Transfer segment outside of the United States. During 2010, 2009 and 2008, operations outside of the United States generated 28 percent, 27 percent and 25 percent, respectively, of our total company fee and investment revenue and 31 percent of our Global Funds Transfer segment fee and investment revenue in all three years.

We derive our money transfer revenues primarily from consumer transaction fees and the management of currency exchange spreads on money transfer transactions involving different “send” and “receive” currencies, and we derive our bill payment revenues primarily from transaction fees charged to consumers for each bill payment transaction completed.

Financial Paper Products Segment

Our Financial Paper Products segment provides money orders to consumers through our retail and financial institution agent locations in the United States and Puerto Rico and provides official check services for financial institutions in the United States.

In 2010, our Financial Paper Products segment posted revenues of $109.5 million. Since early 2008, our investment portfolio has consisted of lower risk, highly liquid, short-term securities that produce a lower rate of return, which has resulted in lower revenues and profit margins in our Financial Paper Products segment.

We generate revenue from money orders by charging per item and other fees, as well as from the investment of funds underlying outstanding money orders, which generally remain outstanding for fewer than ten days. As with money orders, we generate revenue from our official check outsourcing services from per item and other fees and from the investment of funds underlying outstanding official checks, which generally remain outstanding for fewer than 3.8 days.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement before deciding whether to purchase our securities. In particular, you should carefully consider the risk factors described below and the risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in any applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in any such reports or documents and cautionary notes regarding forward looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series, which could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock.

Under our certificate of incorporation, our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series. Therefore, our board of directors may designate a new series of preferred stock with the rights, preferences and privileges that the board of directors deems appropriate, including special dividend, liquidation and voting rights. The creation and designation of a new series of preferred stock could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock and, possibly, any other class or series of stock that is then in existence.

There is no public market for the Series D Stock.

No public market exists for the Series D Stock that Goldman Sachs may offer using this prospectus, and we cannot assure the liquidity of any market that may develop, the ability of the holders to sell their Series D Stock, or the price at which the Series D Stock may be sold. We do not intend to apply for listing of the Series D Stock on any securities exchange. Future trading prices of the Series D Stock may depend on many factors including, among others, prevailing interests rates, our operating results and the market for similar securities.

The market price of our common stock may be volatile.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which may be beyond our control. These factors include the perceived prospects or actual operating results of our business; changes in estimates of our operating results by analysts, investors or our management; our actual operating results relative to such estimates or expectations; actions or announcements by us or our competitors; litigation and judicial decisions; legislative or regulatory actions; and changes in general economic or market conditions. In addition, the stock market in general has from time to time experienced extreme price and volume fluctuations. These market fluctuations could reduce the market price of our common stock for reasons unrelated to our operating performance.

Our charter documents and Delaware law contain provisions that could delay or prevent an acquisition of our company, which could inhibit our stockholders’ ability to receive a premium on their investment from a possible sale of our company.

Our charter documents contain provisions that may discourage third parties from seeking to acquire our company. These provisions and specific provisions of Delaware law relating to business combinations with interested stockholders may have the effect of delaying, deterring or preventing a merger or change in control of our company. Some of these provisions may discourage a future acquisition of our company even if stockholders would receive an attractive value for their shares or if a significant number of our stockholders believed such a proposed transaction to be in their best interests. As a result, stockholders who desire to participate in such a transaction may not have the opportunity to do so.

USE OF PROCEEDS

The securities offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. All sales of the offered securities will be made by, or for the account of the selling stockholders named in this prospectus, in any supplement to this prospectus or in an amendment to the registration statement of which this prospectus forms a part. Therefore, any proceeds from the sale of these securities will be received by the selling stockholders for their own account, and we will not receive any proceeds from the sale of any of the securities offered by this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES AND

TO FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and of earnings to fixed charges and preferred dividend requirements for the periods indicated are as follows:

	Three Months Ended March 31, 2011	Year Ended December 31,
		2010	2009	2008	2007	2006
Ratio of Earnings to Fixed Charges	1.65	1.41	0.80	N/A	N/A	16.70
Ratio of Earnings to Fixed Charges and Preferred Dividend Requirements	0.49	0.50	0.32	N/A	N/A	16.70

For purposes of computing the ratios, earnings consist of consolidated income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest on long-term debt, amortization of debt expense, premium and discount, and the portion of interest expense on operating leases we believe to be representative of the interest factor.

We did not record any earnings for the fiscal years ended December 31, 2008 and December 31, 2007. Accordingly, our earnings were insufficient to cover fixed charges in such periods. The dollar amount of the deficiency in earnings available for fixed charges for the fiscal years ended December 31, 2008 and December 31, 2007 was approximately $337,191 and $993,267, respectively. The dollar amount of the deficiency in earnings available for fixed charges and preferred dividend requirements for the fiscal years ended December 31, 2008 and December 31, 2007 was approximately $455,027 and $993,267, respectively.

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of the common stock that the selling stockholders are offering using this prospectus. The following description is only a summary and does not purport to be complete and is qualified by reference to our amended certificate of incorporation and bylaws. Our certificate of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain copies.

General

Our certificate of incorporation currently authorizes the issuance of two classes of capital stock:

•	common stock, par value $0.01 per share (1,300,000,000 shares authorized), and

•	preferred stock, par value $0.01 per share (7,000,000 shares authorized).

As of May 12, 2011, there were 83,710,522 shares of our common stock outstanding. As of May 12, 2011, there were zero shares of our Series A Junior Participating Preferred Stock (the “Series A Junior Stock” and,

collectively with the Series B Stock and the Series D Stock, the “Preferred Stock”), 495,000 shares of the B Stock, 272,500 shares of the B-1 Stock and zero shares of the Series D Stock outstanding. Our outstanding common stock is, and any newly issued common stock will be, fully paid and non-assessable.

Our board of directors is authorized to provide for the issue, from time to time, of preferred stock in series and, as to each series, to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of those shares and the qualifications, limitations and restrictions of those shares. As a result, our board of directors could, without stockholder approval, authorize the issuance of preferred stock with dividend, redemption or conversion provisions that could have an adverse effect on the availability of earnings for distribution to the holders of our common stock, or with voting, conversion or other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of our common stock. See “Description of Preferred Stock.”

Dividend Rights

Subject to the prior dividend rights of the holders of any preferred stock and the other limitations set forth in the following paragraph, dividends may be declared by our board of directors and paid from time to time on outstanding shares of our common stock from any funds legally available therefor.

We and our subsidiaries are parties to agreements pursuant to which we borrow money, and certain covenants in these agreements limit our ability to pay dividends or other distributions with respect to our common stock or to repurchase common stock. In addition, we and our subsidiaries may become parties to future agreements that contain such restrictions.

Voting Rights

The holders of our common stock have voting rights and are entitled to one vote for each share held. There are no cumulative voting rights.

Liquidation Rights

Upon any liquidation, dissolution or winding up of our company, the holders of our common stock shall be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Conversion, Redemption and Preemptive Rights

Our common stock is not entitled to any conversion or redemption rights. Holders of our common stock do not have any preemptive right or other subscription rights to subscribe for additional securities we may issue.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws could make the acquisition of control of our company and/or the removal of our existing management more difficult, including those that provide as follows:

•	subject to the rights of holders of shares of the Preferred Stock, our board of directors fixes the size of our board of directors within certain limits, may create new directorships and may appoint new directors to serve for the full term of the class of directors in which the new directorship was created. Our board of directors (or its remaining members, even though less than a quorum) also may fill vacancies on our board of directors occurring for any reason for the remainder of the term of the class of director in which the vacancy occurred;

•	our board of directors may issue preferred stock without any vote or further action by the stockholders;

•	subject to the rights of holders of shares of the Preferred Stock, special meetings of our stockholders may be called only by the chairman of our board of directors or our board of directors, and not by our stockholders;

•	our board of directors may adopt, amend, alter or repeal our bylaws without a vote of our stockholders;

•	subject to the rights of holders of shares of the Preferred Stock, all stockholder actions must be taken at a regular or special meeting of our stockholders and cannot be taken by written consent without a meeting;

•	we have advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, which generally require that stockholder proposals and nominations be provided to us between 90 and 120 days before the anniversary of our last annual meeting in order to be properly brought before a stockholder meeting; and

•	certain business combinations with an “interested stockholder” (defined in our certificate of incorporation as a holder of 10% or more of our outstanding voting stock) must be approved by holders of 662/3% of the voting power of shares not owned by the interested stockholder, unless the business combination is approved by a majority of our “continuing directors” (as defined in our certificate of incorporation) or meets certain requirements regarding price and procedure.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and that these benefits outweigh the disadvantages of discouraging the proposals. Negotiating with the proponent could result in an improvement of the terms of the proposal.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors or officers and shares held by certain employee stock plans; and

•	the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder at a stockholder meeting, and not by written consent.

However, this business combination prohibition may be negated by certain actions. For example:

•	if we, with the support of a majority of our continuing directors, propose at any time another merger or sale or do not oppose another tender offer for at least 50% of our shares, the interested stockholder is released from the three-year prohibition and free to compete with that other transaction; or

•	our stockholders may choose to amend our certificate of incorporation to opt out of Section 203 of the Delaware General Corporation Law at any time by a vote of at least a majority of its outstanding voting power; provided that, the amendment to opt out of Section 203 will not be effective until 12 months after the adoption of such amendment.

Under Section 203 of the Delaware General Corporation Law, a business combination generally includes a merger, asset or stock sale, loan, substantial issuance of stock, plan of liquidation, reincorporation or other transaction resulting in a financial benefit to the interested stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.

The provisions of Section 203 of the Delaware General Corporation Law do not apply to THL’s or Goldman Sachs’ acquisition of shares of the Series B Stock or to any transaction related to such acquisition and would not apply to THL’s or Goldman Sachs’ acquisition of shares of our common stock or Series D Stock in connection with the Proposed Recapitalization or any transaction related to such acquisition, which were approved by our continuing directors.

DESCRIPTION OF PREFERRED STOCK

This section summarizes the general terms of the Series D Stock that Goldman Sachs may offer using this Prospectus. This section also summarizes the material terms of our other existing preferred stock. This section is only a summary and does not purport to be complete. You must look at our certificate of incorporation and the relevant certificate of designations for a full understanding of all the rights and preferences of any series of our preferred stock. Our certificate of incorporation and the certificates of designations have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain copies.

General

Under our certificate of incorporation, our board of directors has the authority to issue up to 7,000,000 shares of preferred stock in one or more series and to determine the rights, preferences, privileges and restrictions of the preferred stock. The rights, preferences, privileges and restrictions on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters.

As of May 12, 2011 there were 83,710,522, shares of our common stock and 767,500 shares of our preferred stock issued and outstanding. We have issued and outstanding 495,000 shares of B Stock and 272,500 shares of B-1 Stock. We have designated 760,000 shares of preferred stock as B Stock, 500,000 shares of preferred stock as B-1 Stock, 200,000 shares of preferred stock as Series D Stock and 2,000,000 shares of preferred stock as Series A Junior Stock.

On March 25, 2008, we issued 495,000 shares of B Stock and 272,500 shares of B-1 Stock in a private offering to THL and Goldman Sachs. We entered into a Registration Rights Agreement, dated as of March 25, 2008 (the “Registration Rights Agreement”), pursuant to which we agreed to file a shelf registration statement with the SEC covering resales of the Preferred Stock, as well as shares of our common stock issuable upon conversion of, or in connection with, the Preferred Stock.

On March 7, 2011, we entered into the Recapitalization Agreement, pursuant to which, subject to the terms and conditions set forth therein, (i) THL will convert all of the shares of B Stock into shares of our common stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B Participating Convertible Preferred Stock, (ii) Goldman Sachs will convert all of the shares of B-1 Stock into shares of Series D Stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B-1 Participating Convertible Preferred Stock, (iii) THL will receive approximately 28.2 million additional shares of our common stock and $140.8 million in cash, and (iv) Goldman Sachs will receive approximately 15,504 additional shares of Series D Stock (equivalent to approximately 15.5 million shares of our common stock) and $77.5 million in cash. The Proposed Recapitalization has been approved unanimously by our board of directors following the recommendation of a special committee of the board of directors comprised of independent and disinterested members of our board of directors, but remains subject to various conditions contained in the Recapitalization Agreement. Pursuant to the Recapitalization Agreement, we agreed to file a pre-effective amendment to the registration statement of which this prospectus is a part to cover resales of the common stock to be issued pursuant to such agreement, the common stock issuable upon conversion of the

Series D Stock to be issued pursuant to such agreement, and the Series D Stock to be issued pursuant to such agreement.

The following is a summary of the material terms of the B Stock, the B-1 Stock, the Series D Stock and the Series A Junior Stock, the Registration Rights Agreement and the registration provisions of Recapitalization Agreement. You should refer to the actual terms of each class of Preferred Stock and certificate of designations with respect to such class of Preferred Stock filed with the Secretary of State of the State of Delaware, the Registration Rights Agreement and the Recapitalization Agreement. Each holder may request a copy of the certificates of designations governing the Preferred Stock, the Registration Rights Agreement and the Recapitalization Agreement from us at the address set forth under “Documents Incorporated by Reference.” The certificates of designations with respect to the B Stock, the B-1 Stock and the Series D Stock are included as exhibits to our Current Report on Form 8-K, filed with the SEC on March 28, 2008. The certificate of designation with respect to the Series D Stock will be amended, and timely filed with the SEC, if the Proposed Recapitalization occurs. Additionally, the certificate of designations with respect to the Series A Junior Stock is included as an exhibit to our Quarterly Report for the quarter ended June 30, 2004 on Form 10-Q, filed with the SEC on August 13, 2004.

The Preferred Stock is not listed on any securities exchange.

The transfer agent and registrar for the Preferred Stock is Wells Fargo Shareowner Services.

The B Stock

As of May 12, 2011, we have issued and outstanding 495,000 shares of B Stock. If the Proposed Recapitalization occurs, we will no longer have any outstanding shares of B Stock.

Rank.    The B Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, (i) senior to our common stock, the Series D Stock and all shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock, (ii) on a parity with the B-1 Stock and all shares of capital stock that we have issued or will issue, the terms of which do not specifically provide that such shares of capital stock rank senior or junior to the B Stock, and (iii) junior to all shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank senior to the B Stock.

Dividends.    We pay the record holders of the B Stock, when and as declared by our board of directors, a quarterly cash dividend on each share of the B Stock at an annual rate of 10.00% of the sum of (i) the $1,000 liquidation preference on each share and (ii) all accumulated and unpaid dividends, excluding any dividends accruing during the current dividend period (the “B Stock Dividends”). Dividends are payable only out of the assets legally available therefor. The B Stock Dividends accrue and accumulate on a daily basis from the date of our original issue of the B Stock (March 25, 2008) and, if declared, are payable quarterly on the following dates each year: June 24 (the 91st calendar day after March 25), September 22 (the 181st calendar day after March 25), December 21 (the 271st calendar day after March 25) and March 25 (the anniversary of the original issuance date), or if those dates are not a business day, the next succeeding business day. In the event that we fail to timely pay dividends to the holders of the B Stock or the B-1 Stock or we fail to redeem shares of the B Stock or the B-1 Stock as required, the annual rate will be changed to 15.00%; provided, however, that upon a determination by the independent directors, until March 25, 2013, dividends may be accrued at an annual rate of 12.50% of the sum of (i) the $1,000 liquidation preference and (ii) all accumulated and unpaid dividends, compounding quarterly, in lieu of paying such dividends in cash currently.

In addition to the B Stock Dividends, the record holders of the B Stock are entitled to participate equally and ratably with the holders of our common stock in all dividends and distributions paid on our common stock (the “Common Stock Dividends”) as if, immediately prior to such payment, each outstanding share of the B stock were converted into shares of our common stock in the manner described below under “— The B Stock — Conversion.”

Dividends are payable to holders of the B Stock as they appear in our records at the close of business on the applicable record date, which (i) with respect to the B Stock Dividends, is not more than 30 days nor less than ten days preceding such dividend payment date and (ii) with respect to the Common Stock Dividends is the same day as the record date for the payment of dividends to the holders of shares of our common stock.

During any period (i) beginning with our failure to pay dividends in full upon the B Stock or the B-1 Stock and ending at such time when all such dividends have been paid in full in cash, (ii) prior to March 25, 2013, in respect of which we elect to accrue dividends, or (iii) beginning with our failure to redeem shares of the B Stock as required and ending at such time when the full redemption price for such shares have been paid in cash (“Stoppage Period”), (a) no dividends will be declared or paid or set apart for payment on any shares of our common stock, shares of the Series D Stock or shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock, and (b) with limited exceptions, no such shares described in clause (a) will be redeemed, purchased or otherwise acquired. Further, during any Stoppage Period, we will not redeem, purchase or otherwise acquire any shares of the B-1 Stock or any shares of capital stock that we have issued or will issue, the terms of which do not specifically provide that such shares of capital stock rank senior to the B Stock.

Liquidation.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the record holders of shares of the B Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders or the proceeds thereof, subject to the rights of any of our creditors, a liquidation preference equal to the greater of (i) the sum of (a) $1,000 per share and (b) an amount equal to all accumulated and unpaid dividends, if any (whether or not declared), to the date of payment and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of the B Stock into shares of our common stock in the manner described below under “— The B Stock — Conversion.” Such amount is to be paid before any payment or distribution of any of our assets is made or set apart for holders of our common stock, the Series D Stock or any shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the B Stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the B Stock as to liquidation rights, then the record holders of shares of the B Stock and all other classes or series of capital stock of that kind will share proportionately in any such distribution of assets in proportion to the full respective liquidating distributions to which they would otherwise be entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity, by itself, will not be deemed to constitute the liquidation, dissolution or winding-up of our affairs.

Redemption at our Option.    After March 25, 2013, if the average market price of our common stock during a period of 30 consecutive trading days ending on the tenth day prior to the date we exercise this option exceeds the “Redemption Trigger Price,” we may, at our option, redeem, out of assets lawfully available for the redemption of shares, all (but not less than all) of the outstanding shares of the B Stock for an amount in cash equal to $1,000 per share and all accumulated and unpaid dividends, if any, to the date of redemption. The Redemption Trigger Price is initially set at $15.00 but is subject to adjustment in the same manner as the B Conversion Price is, which is discussed below in “— The B Stock — Conversion.”

In the event of a redemption at our option of shares of the B Stock, we will deliver written notice to each holder not less than 15 days and no more than 20 days prior to the date on which the holder is to surrender the certificates representing shares to be redeemed. Until the date on which the holder is to surrender its certificates, it may convert its shares of the B Stock as described below under “— The B Stock — Conversion.”

Redemption at the Option of the Holder.    At any time after March 25, 2018, upon the approval by holders of at least a majority of the outstanding shares of the B Stock and the B-1 Stock voting together as a class, we will redeem all, but not less than all, of the outstanding shares of the B Stock and the B-1 Stock at a redemption price in cash equal to the sum of $1,000 per share and all accumulated and unpaid dividends to the date of redemption. Additionally, in connection with a “change of control,” each holder of shares of the B Stock will have the right to require us to redeem such holder’s shares of the B Stock at a redemption price in cash equal to 101% of the sum of (i) $1,000 per share and (ii) an amount equal to all accumulated and unpaid dividends to the date of change of control. A “change of control” includes, among other things, the acquisition by any person (other than THL or Goldman Sachs or any of their respective affiliates) of 50% or more of the combined voting power of our outstanding voting securities and the approval by stockholders of our liquidation or dissolution.

Conversion.    Each holder of shares of the B Stock has the right, at such holder’s option and upon providing us with a written notice, to convert any or all of such holder’s shares of the B Stock into fully paid and non-assessable shares of our common stock at a conversion price equal to $2.50, subject to adjustments as described in the paragraph below (the “B Conversion Price”). The number of shares of our common stock into which each share of the B Stock is convertible will be determined by dividing the sum of $1,000 per share and all accumulated and unpaid dividends to the date of conversion by the B Conversion Price. Notwithstanding the foregoing, the B Stock may not be converted into our common stock to the extent such conversion would result in a number of shares of our common stock to be issued that would exceed the number of shares of our common stock authorized for issuance. In such an event, however, the holder may, at the election of the holder, convert such shares of the B Stock into the number of shares of the Series D Stock, or fraction thereof, that are then convertible into the number of shares of our common stock that such holder would have been entitled to upon conversion. We will not issue fractional shares of our common stock upon conversion; instead, we will pay cash for each fractional share based upon the market price of our common stock on the date of conversion.

The B Conversion Price will be reduced in the event we issue or sell any shares of our common stock without consideration or for consideration per share less than the market price of our common stock, as of the day of such issuance or sale. In such event, the B Conversion Price will be reduced by multiplying it by a fraction of which the numerator is the sum of (i) the number of shares of our common stock outstanding immediately prior to such issuance or sale and (ii) the number of additional shares of our common stock that the aggregate consideration we received for the number of shares of our common stock so offered would purchase at the market price per share of our common stock on the last trading day immediately preceding such issuance or sale, and of which the denominator is the number of shares of our common stock outstanding immediately after such issuance or sale. Additionally, the B Conversion Price will be adjusted in the event we declare a stock dividend on our common stock or subdivide, combine or reclassify the outstanding shares of common stock. In such event, the B Conversion Price will be adjusted to the number obtained by multiplying the B Conversion Price by a fraction, the numerator of which will be the number of shares of our common stock outstanding immediately prior to such action and denominator of which will be the number of shares of our common stock outstanding immediately following such action. Further, in the event we effect a pro rata repurchase of our common stock, then the B Conversion Price will be reduced by multiplying it by a fraction of which the numerator will be the product of the number of shares of our common stock outstanding and the market price per share of our common stock on the trading day next succeeding the dividend payment date, and the denominator of which will be the sum of the fair market value of the aggregate consideration payable to stockholders based upon the acceptance of all shares validly tendered or exchanged and not withdrawn as of the dividend payment date and the product of the number of shares of our common stock outstanding (less any purchased shares) at the dividend payment date and the market price per share of common stock on the trading day next succeeding the dividend payment date. Lastly, in the event we fix a record date for the making of a dividend to all holders of shares of our common stock of shares of any person other than ourselves, of evidence of our indebtedness, of assets, or of rights in respect of any of the foregoing, the B Conversion Price will be reduced to the price determined by multiplying it by a fraction, the numerator of which will be the market price per share of our common stock on such record date less the then fair market value as of such record date of the dividends so paid with respect to one share of our common stock, and the denominator of which will be the market price per share of our common stock on such record date. In the event such dividend is not made, the B Conversion Price will be re-adjusted as if such record date had not been fixed.

Voting Rights.    In general, the holders of shares of the B Stock are entitled to vote with the holders of the our common stock on all matters submitted for a vote of holders of our common stock (voting together with the holders of our common stock as one class). However, with respect to (i) the issuance of any security convertible into, or exchangeable for, shares of securities senior to or on par with the B Stock, except for issuances of shares of the B Stock upon conversion of the B-1 Stock, (ii) a split, reclassification or combination of shares of the B Stock or the B-1 Stock, (iii) an increase in the authorized number of shares of the B Stock or the B-1 Stock, or (iv) the amendment, alteration or repeal of any provision of the certificate of designations applicable to the B Stock or any other provision of our Certificate of Incorporation in a manner that would adversely affect the preferences, rights, privileges and powers of the holders of shares of the B Stock, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the B Stock and B-1 Stock (voting together as one class) will be needed. Further, during any period beginning when we fail to redeem shares of the B Stock or the B-1 Stock as required and ending with such redemption, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the B Stock and the B-1 Stock (voting together as one class) is required for us to (i) institute (or permit any of our subsidiaries to institute) a voluntary bankruptcy proceeding, (ii) make an assignment for the benefit of creditors, (iii) adopt a plan or agreement of liquidation or dissolution, or (iv) increase the number of directors comprising our board of directors above thirteen. Lastly, during any period beginning when we fail to redeem shares of the B Stock or the B-1 Stock as required and ending with such redemption, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the B Stock is required for us to, among other things, (i) declare, set aside or pay any dividend on our common stock, the Series D Stock or any shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock, (ii) purchase, redeem or otherwise acquire or retire for value any shares of our common stock, our Series D Stock or any shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock, (iii) issue any shares of our common stock, our Series D Stock or any shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B Stock, except for issuances to holders of shares of the B Stock or the B-1 Stock, (iv) incur or guarantee in an aggregate principal amount of outstanding indebtedness in excess of $1.1 billion; (v) effect any acquisition of a business or a material portion of the assets of any other person for consideration in excess of $25.0 million, (vi) make any sale or other disposition of any of our assets with a fair market value in excess of $25.0 million individually, except sales in the ordinary course of business, or (vii) hire, terminate or change the compensation of any executive officer except for ordinary raises consistent with past practices.

The B-1 Stock

As of May 12, 2011, we have issued and outstanding 272,500 shares of B-1 Stock. If the Proposed Recapitalization occurs, we will no longer have any outstanding shares of B-1 Stock.

Rank.    The B-1 Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, (i) senior to our common stock, the Series D Stock and all shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B-1 Stock, (ii) on a parity with the B Stock and all shares of capital stock that we have issued or will issue, the terms of which do not specifically provide that such shares of capital stock rank senior or junior to the B-1 Stock, and (iii) junior to all shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank senior to the B-1 Stock.

Dividends.    We pay the record holders of shares of the B-1 Stock, when and as declared by our board of directors, a quarterly cash dividend on each share of the B-1 Stock at an annual rate of 10.00% of the sum of (i) the $1,000 liquidation preference on each share and (ii) all accumulated and unpaid dividends, excluding any dividends accruing during the current dividend period (the “B-1 Stock Dividends”). Dividends are payable only out of the assets legally available therefor. The B-1 Stock Dividends accrue and accumulate on a daily basis from the date of our original issue of the B-1 Stock (March 25, 2008) and, if declared, are payable quarterly on each of the following dates each year: June 24 (the 91st calendar day after March 25), September 22 (the 181st calendar day after March 25), December 21 (the 271st calendar day after March 25) and March 25 (the anniversary of the original issuance date), or if such date is not a business day, the next succeeding business day. In the event that we fail to timely pay dividends to the holders of shares of the B Stock or the B-1 Stock or we fail to redeem shares of the B Stock or the B-1 Stock as required, the annual rate will be changed to 15.00%; provided, however, that upon a determination by the independent directors, until March 25, 2013 dividends may be accrued at an annual rate of 12.50% of the sum of (i) the $1,000 liquidation preference and (ii) all accumulated and unpaid dividends, compounding quarterly, in lieu of paying such dividends in cash currently.

In addition to the B-1 Stock Dividends, the record holders of the B-1 Stock are entitled to participate equally and ratably with the holders of the Series D Stock in all dividends and distributions paid on such shares (the “Series D Stock Dividends”) as if, immediately prior to such payment, each outstanding share of the B-1 stock were converted into shares of the Series D Stock in the manner described below under — The B-1 Stock — Conversion.”

Dividends are payable to holders of shares of the B-1 Stock as they appear in our records at the close of business on the applicable record date, which (i) with respect to the B-1 Stock Dividends, is not more than 30 days nor less than ten days preceding such dividend payment date and (ii) with respect to the Series D Stock Dividends is the same day as the record date for the payment of dividends to the holders of shares of the Series D Stock.

During any Stoppage Period, (i) no dividends will be declared or paid or set apart for payment on any of our common stock, the Series D Stock or shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B-1 Stock, and (ii) with limited exceptions, no such shares described in clause (i) will be redeemed, purchased or otherwise acquired. Further, during any Stoppage Period, we will not redeem, purchase or otherwise acquire any shares of the B Stock or any shares of capital stock that we have issued or will issue, the terms of which do not specifically provide that such shares of capital stock rank senior to the B-1 Stock

Liquidation.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the record holders of shares of the B-1 Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders or the proceeds thereof, subject to the rights of any of our creditors, a liquidation preference equal to the greater of (i) the sum of (a) $1,000 per share and (b) an amount equal to all accumulated and unpaid dividends, if any (whether or not declared), to the date of payment and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of the B-1 Stock into shares of our common stock in the manner described below under “— The B-1 Stock — Conversion.” Such amount is to be paid before any payment or distribution of any of our assets are made or set apart for holders of our common stock, the Series D Stock and any shares of capital stock that we have issued or will issue, the terms of which specifically provide that such shares of capital stock rank junior to the B-1 Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the B-1 Stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the B-1 Stock as to liquidation rights, then the record holders of the B-1 Stock and all other classes or series of capital stock of that kind will share proportionately in any such distribution of assets in proportion to the full respective liquidating distributions to which they would otherwise be entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity will not, by itself, be deemed to constitute the liquidation, dissolution or winding-up of our affairs.

Redemption at Our Option.    After March 25, 2013, if the average market price of our common stock during a period of 30 consecutive trading days ending on the tenth day prior to the date we exercise this option exceeds the Redemption Trigger Price, we may, at our option, redeem, out of assets lawfully available for the redemption of shares, all (but not less than all) of the outstanding shares of the B-1 Stock for an amount in cash equal to $1,000 per share plus all accumulated and unpaid dividends, if any, to the date of redemption. The Redemption Trigger Price is initially set at $15.00 but is subject to adjustment in the same manner as the B Conversion Price is, as discussed above in “— The B Stock — Conversion.”

In the event of a redemption at our option of shares of the B-1 Stock, we will deliver written notice to each holder not less than 15 days and no more than 20 days prior to the date on which the holder is to surrender the certificates representing shares to be redeemed. Until the date on which the holder is to surrender its certificates, it may convert its shares of the B-1 Stock as described below under “— The B-1 Stock — Conversion.”

Redemption at the Option of the Holder.    At any time after March 25, 2018, upon the approval by holders of at least a majority of the outstanding shares of the B Stock and the B-1 Stock voting together as a class, we will redeem all, but not less than all, of the outstanding shares of the B Stock and the B-1 Stock at a redemption price in cash equal to the sum of $1,000 per share and all accumulated and unpaid dividends to the date of redemption. Additionally, in connection with a “change of control,” each holder of shares of the B-1 Stock will have the right to require we redeem such holder’s shares of the B-1 Stock at a redemption price in cash equal to 101% of the sum of (i) $1,000 per share and (ii) an amount equal to all accumulated and unpaid dividends to the date of change of control. A “change of control” includes, among other things, the acquisition by any person (other than THL or Goldman Sachs or any of their respective affiliates) of 50% or more of the combined voting power of our outstanding voting securities and the approval by stockholders of our liquidation or dissolution.

Conversion.    Each holder of shares of the B-1 Stock has the right, at such holder’s option and upon providing us with a written notice, to convert any or all of such holder’s shares of the B-1 Stock into fully paid and non-assessable shares of the Series D Stock at a conversion price equal to the product of $2.50, subject to adjustments as described above under “— The B Stock — Conversion” (the “B-1 Conversion Price”), and 1,000. The number of shares of the Series D Stock into which each share of the B-1 Stock is convertible is determined by dividing the sum of $1,000 per share and all accumulated and unpaid dividends to the date of conversion by the B-1 Conversion Price. Notwithstanding the foregoing, shares of the B-1 Stock may not be converted into shares of the Series D Stock to the extent such conversion would result in a number of shares of the Series D Stock to be issued that would exceed the number of shares of the Series D Stock authorized for issuance. Fractional shares of the Series D Stock may be issued upon conversion.

Notwithstanding the foregoing, each share of the B-1 Stock, if transferred by the beneficial owner of such share to any person other than an affiliate of Goldman Sachs, will automatically be converted upon transfer into one share of the B Stock.

Voting Rights.    In general, the holders of the shares of the B-1 Stock will have no voting rights. With respect to an amendment, alteration or repeal of any provision of the certificate of designations applicable to the B-1 Stock in a manner that would adversely affect the preferences, rights, privileges and powers of the B-1 Stock, however, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the B Stock and the B-1 Stock (voting together as one class) will be needed. Further, during any period beginning when we fail to redeem shares of the B Stock or the B-1 Stock as required and ending with such redemption, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the B Stock and B-1 Stock (voting together as one class) is required for us to (i) institute (or permit any of our subsidiaries to institute) a voluntary bankruptcy proceeding, (ii) make an assignment for the benefit of creditors, (iii) adopt a plan or agreement of liquidation or dissolution, or (iv) increase the number of directors comprising our board of directors above thirteen.

The Series D Stock

As of May 12, 2011, we have no outstanding shares of Series D Stock. If the Proposed Recapitalization occurs before June 24, 2011, we will have 173,190 shares of Series D Stock issued and outstanding.

Rank.    The Series D Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, (i) on a parity with our common stock, and (ii) junior to all other class or series of our equity securities that we have issued or will issue that by its terms ranks senior to the Series D Stock.

Dividends.    The record holders of the Series D Stock are entitled to participate equally and ratably with the holders of our common stock in all dividends and distributions paid on such shares as if, immediately prior to such payment, each outstanding share of the Series D Stock were converted into shares of our common stock in the manner described below under “— The Series D Stock — Conversion.” Dividends are payable to holders of the Series D Stock as they appear in our records at the close of business on the applicable record date, which is the same day as the record date for the payment of dividends to the holders of shares of our common stock.

Liquidation.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the record holders of shares of the Series D Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders or the proceeds thereof, subject to the rights of any of our creditors, a liquidation preference equal to the sum of (i) $0.01 per share and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of the Series D Stock into shares of our common stock in the manner described below under “— The Series D Stock — Conversion.”

After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity will not, by itself, be deemed to constitute the liquidation, dissolution or winding-up of our affairs.

Redemption.    Shares of the Series D Stock are not redeemable at either our option or the holder’s option.

Conversion.    Each holder of shares of the Series D Stock has the right, at such holder’s option and upon providing us with a written notice, to convert any or all of such holder’s shares of the Series D Stock into fully paid and non-assessable shares of our common stock unless such conversion would result in a number of shares of our common stock to be issued that would exceed the number of shares of our common stock authorized for issuance. The number of shares of our common stock into which each share of the Series D Stock is convertible will be determined by multiplying each share of the Series D Stock by the conversion ratio, which is initially 1,000 but which is subject to adjustments as discussed in the paragraph below (the “Conversion Ratio”). We will not issue fractional shares of common stock upon conversion; instead, we will pay cash for each fractional share based upon the market price of the common stock on the date of conversion. Notwithstanding the foregoing, shares of the Series D Stock beneficially owned by holders that own such shares by virtue of having converted their shares of the B-1 Stock into shares of the Series D Stock are not entitled to convert into our common stock.

In the event we subdivide, combine or reclassify the outstanding shares of our common stock, the Conversion Ratio will be adjusted to the number obtained by multiplying the Conversion Ratio by a fraction, the numerator of which will be the number of shares of our common stock outstanding immediately following such action, and the denominator of which will be the number of shares of our common stock outstanding immediately prior to such action.

Business Combination.    In the event of any reorganization, merger or similar business combination transaction (“Business Combination”) or the reclassification of our common stock, each holder of a share of the Series D Stock then outstanding will have the right thereafter to exchange such share for the kind and amount of securities, cash and other property, if any, receivable upon the Business Combination or reclassification by a holder of the number of shares of our common stock into which a share of the Series D Stock would have been convertible immediately prior to the Business Combination or reclassification.

Voting Rights.    In general, the holders of shares of the Series D Stock are entitled to vote with the holders of our common stock on an as-converted basis as one class on all matters submitted for a vote of holders of our common stock, except that those who hold such shares by virtue of having converted their shares of the B-1 Stock into shares of the Series D Stock are not entitled to vote with the holders of our common stock. Additionally, with respect to an amendment, alteration or repeal of any provision of the certificate of designations applicable to the Series D Stock in a manner that would adversely affect the preferences, rights, privileges and powers of the Series D Stock, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of the Series D Stock will be needed.

Amendment in Connection with the Proposed Recapitalization.    The certificate of designations relating to the Series D Stock will be amended immediately prior to the closing of the Proposed Recapitalization to provide that the shares of the Series D Stock received in connection with a conversion of the B-1 Stock or pursuant to the terms of the Recapitalization Agreement are only convertible into shares of our common stock by a holder who receives such shares by means of (i) a widespread public distribution, (ii) a transfer to an underwriter for the purpose of conducting a widespread public distribution, (iii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of our voting securities, or (iv) a transfer to a transferee that would control more than 50% of our voting securities without any transfer from such transferor or its affiliates, as applicable (each of (i) - (iv), a “Widely Dispersed Offering”). In addition, the certificate of designations will be amended such that, in addition to being non-voting while held by Goldman Sachs or its affiliates, the shares of Series D Stock will be non-voting while held by any holder who receives such shares by means other than a Widely Dispersed Offering.

The Series A Junior Stock

In connection with our 2004 spin-off from Viad Corp., our former parent company, we adopted a rights agreement (the “Rights Agreement”) by and between us and Wells Fargo Bank, N.A., as the rights agent. The preferred share purchase rights issuable under the Rights Agreement were attached to the shares of our common stock distributed in the spin-off. The rights allowed its holder to purchase one one-hundredth of a share of the Series A Junior Stock for $100, once they become exercisable. There are no shares of the Series A Junior Stock outstanding, and, as of December 31, 2008, the Rights Agreement was terminated. The certificate of designations with respect to the Series A Junior Stock remains on file with the Secretary of State of the State of Delaware.

Rank.    The Series A Junior Stock ranks, with respect to dividends and distribution of assets, senior to our common stock and junior to all series of any other class of the Preferred Stock.

Dividends.    Each holder of one one-hundredth of a share of the Series A Junior Stock will be entitled to quarterly dividend payments of $0.01 per share or an amount equal to the dividend paid on one share of our common stock, whichever is greater.

Liquidation.    Upon liquidation, each holder of one one-hundredth of a share of the Series A Junior Stock will be entitled to receive the greater of either $1.00 per share or an amount equal to the payment made on one share of our common stock.

Redemption.    Shares of the Series A Junior Stock are not redeemable.

Voting Rights.    Each holder of one one-hundredth of a share of the Series A Junior Stock will have the same voting power as a holder of one share of our common stock.

Business Combination.    If shares of our common stock are exchanged in a Business Combination, holders of one one-hundredth of a share of the Series A Junior Stock will be entitled to a per share payment equal to the payment made on one share of our common stock.

Registration Rights Agreement and Recapitalization Agreement

The following summary of the registration rights provided in the Registration Rights Agreement and Recapitalization Agreement is not complete. Investors should refer to the Registration Rights Agreement, which is filed as Exhibit 4.5 to the Current Report on Form 8-K filed on March 28, 2008, and the Recapitalization Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed on March 9, 2011, for a full description of the registration rights.

Pursuant to the Registration Rights Agreement, we agreed to use reasonable best efforts to qualify for registration on Form S-3 and to file a shelf registration statement under the Securities Act of 1933 (the “Securities Act”) promptly after January 1, 2009. This prospectus is part of a shelf registration statement that we filed with the SEC to satisfy such obligation. We are obligated to use reasonable best efforts to have a shelf registration statement remain effective at all times.

Pursuant to the Recapitalization Agreement, we agreed to file, prior to the closing of the Proposed Recapitalization, a pre-effective amendment to the registration statement of which this prospectus is a part to cover resales of the common stock to be issued pursuant to the Recapitalization Agreement, the common stock issuable upon conversion of the Series D Stock to be issued pursuant to the Recapitalization Agreement, and the Series D Stock to be issued pursuant to the Recapitalization Agreement.

Miscellaneous

We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance upon the conversion of the B Stock and the Series D Stock, that number of shares of our common stock as shall from time to time be issuable upon the conversion of all the shares of the B Stock and all of the shares of the Series D Stock then outstanding. Shares of the B Stock and the Series D Stock converted into shares of our common stock or otherwise reacquired by us will resume the status of authorized and unissued shares of our preferred stock, undesignated as to series, and will be available for subsequent issuance.

We will at all times reserve and keep available out of our authorized and unissued B Stock and Series D Stock, solely for issuance upon the conversion of the B-1 Stock, that number of shares of the Series D Stock and that number of shares of the B Stock as shall from time to time be issuable upon the conversion of all the shares of the B-1 Stock then outstanding. Shares of the B-1 Stock converted into shares of the Series D Stock or the B Stock or otherwise reacquired by us will resume the status of authorized and unissued shares of our preferred stock, undesignated as to series, and will be available for subsequent issuance.

Certain Provisions of Our Certificate of Incorporation and Bylaws

For a description of some additional provisions of our certificate of incorporation and bylaws, see “Description of Common Stock — Certain Provisions of Our Certificate of Incorporation and Bylaws.”

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following summary discusses certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of offered securities. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to change, possibly with a retroactive effect.

This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an investor’s decision to purchase shares of offered securities. In particular, this summary does not address tax consequences that may be applicable to special classes of investors including, but not limited to, tax-exempt entities, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, S corporations, investors in such partnerships, S corporations or other pass-through entities, brokers, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, retirement plans, U.S. persons whose functional currency is not the U.S. dollar, former citizens or former long-term residents of the United States and persons that will hold offered securities as a position in a hedging transaction, constructive sale, “straddle,” “conversion transaction” or other risk reduction transactions. Except where otherwise stated, this summary deals only with offered securities held as “capital assets” within the meaning of the Code (generally held for investment). Also not considered are the effects of any foreign, state or local tax laws, alternative minimum tax considerations, or, except as expressly provided herein, estate or gift tax considerations.

We have not sought any rulings from the IRS. Accordingly, the discussion below is not binding on the IRS or the courts, and no assurance can be given that the IRS would not assert, and that a court would not sustain, a different position from any discussed herein.

As used herein, a “U.S. holder” is any beneficial owner of offered securities that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable Treasury Regulations to be treated as a domestic trust for U.S. federal income tax purposes.

A “non-U.S. holder” is any individual, corporation, trust or estate that is a beneficial owner of offered securities and is not a U.S. holder, other than former citizens and former long-term residents of the United States.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of offered securities, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax considerations of the purchase, ownership and disposition of offered securities.

Consequences to U.S. Holders

Distributions

Distributions we make to holders of offered securities will be taxable as dividend income to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent the amount of a distribution exceeds our earnings and profits, the excess will be applied against and will reduce the holder’s adjusted tax basis (on a dollar-for-dollar basis) in respect of the offered securities as to which the distribution was made (but not below zero). Any remaining excess will be treated as gain from the sale or exchange of such offered securities, with the consequences discussed below in “— Consequences to U.S. Holders — Sale or Other Disposition.”

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by individual holders prior to January 1, 2013 are generally subject to a maximum U.S. federal income tax rate of 15%. Absent new legislation extending the current tax rates, the maximum U.S. federal income tax rate applicable to dividends received by individuals after December 31, 2012 will be 39.6%. Distributions constituting dividend income received by U.S. holders that are corporations may qualify for the dividends received deduction. A U.S. holder should consult its own tax advisor regarding the availability of the reduced dividend tax rate and the dividends received deduction in the light of its particular circumstances.

Sale or Other Disposition

Except as discussed under “— Consequences to U.S. Holders — Conversion” below, a U.S. holder will generally recognize capital gain or loss on a sale, exchange or other disposition of offered securities equal to the difference between the amount realized on such sale, exchange or other disposition and the holder’s adjusted tax basis in such offered securities. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period in the offered securities is more than one year. Long-term capital gains realized by individual taxpayers prior to January 1, 2013 are, under current law, subject to a maximum U.S. federal income tax rate of 15%. Absent new legislation extending the current tax rates, the maximum U.S. federal income tax rate applicable to long-term capital gains realized by individuals after December 31, 2012 will be 20%. The deductibility of capital losses is subject to limitations.

Redemption

In the case of a redemption of a U.S. holder’s offered securities for cash or property, the U.S. federal income tax treatment of the redemption depends on the particular facts relating to such holder at the time of the redemption. If the redemption of such offered securities (i) is “not essentially equivalent to a dividend” with respect to the holder, (ii) is “substantially disproportionate” with respect to the holder (defined generally as a greater than 20% reduction in a shareholder’s relative voting stock of a corporation), or (iii) results in a “complete termination” of all of such holder’s equity interest in the corporation, then the receipt of cash or property by such holder will be respected as a sale or exchange of its offered securities and taxed in the manner discussed above in “— Consequences to U.S. Holders — Sale or Other Disposition.” In applying these tests, certain constructive ownership rules apply to determine stock ownership. For this purpose, the holder is deemed to own any shares of our stock that are owned, or deemed owned, by certain related persons and entities, as well as any stock that the holder or a related person or entity has the right to acquire by exercise of an option.

If the redemption does not qualify for sale or exchange treatment, the holder will instead be treated as having received a distribution on such stock with the general consequences described above in “— Consequences to U.S. Holders — Distributions.” In such case, such holder’s tax basis in the redeemed stock will be allocated to the holder’s remaining shares of our stock. If the holder does not retain any actual stock ownership in us following such redemption, the holder may lose its tax basis completely (in that the tax basis would shift to the stock that was treated as constructively owned by the holder).

Conversion

The conversion of Series D Stock into common stock should generally be treated as a tax-free recapitalization under Section 368(a)(1)(E) of the Code. Accordingly, subject to the discussion below relating to the receipt of cash in lieu of fractional shares, (i) a U.S. holder that holds Series D Stock will generally not recognize any taxable gain or loss for federal income tax purposes as a result of the conversion of such Series D Stock into common stock, and (ii) the common stock received by the U.S. holder will generally have the same aggregate tax basis and holding period as the U.S. holder had in the Series D Stock that was converted.

No fractional shares of common stock will be distributed to holders of Series D Stock in connection with a conversion. A U.S. holder that receives cash in lieu of a fractional share of common stock as part of the conversion will generally recognize capital gain or loss measured by the difference between the cash received for such fractional share and the U.S. holder’s tax basis in the fractional share. Any gain or loss recognized will generally be subject to U.S. federal income tax in the same manner as discussed above under “— Consequences to U.S. Holders — Sale or Other Disposition.”

Information Reporting and Backup Withholding

Certain U.S. holders may be subject to backup withholding (currently at a 28% rate) with respect to the payment of dividends on offered securities and to certain payments of proceeds on the sale of offered securities unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the holder to a refund, provided that the holder provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.

U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Consequences to Non-U.S. Holders

Distributions

The rules described above under “— Consequences to U.S. Holders — Distributions” generally apply to determine the extent to which distributions made with respect to offered securities are classified as dividends, basis recovery, or gain or loss from the sale or exchange of offered securities for U.S. federal income tax purposes.

In general, dividends paid by us to a non-U.S. holder will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable tax treaty, unless the dividends are (i) effectively connected with a trade or business carried on by the non-U.S. holder within the United States and (ii) if a tax treaty applies, attributable to a U.S. permanent establishment maintained by the non-U.S. holder.

Dividends received by a non-U.S. holder that are effectively connected with the holder’s U.S. trade or business or, if a treaty applies, attributable to a permanent establishment maintained by the holder in the United States, will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and will not be subject to U.S. withholding tax if certain certification requirements are satisfied. A non-U.S. holder that is a corporation may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the deemed repatriation from the United States of its “effectively connected earnings and profits,” subject to certain adjustments.

To claim exemption from or reduction in the 30% withholding tax rate, a non-U.S. holder must provide us or our agent, prior to the payment of the dividends, with a properly executed IRS Form W-8ECI (in the case of U.S. trade or business income), IRS Form W-8BEN (in the case of a treaty) or other form that the IRS designates, as applicable. These forms must be periodically updated. In certain circumstances, a non-U.S. holder who is claiming the benefits of an applicable tax treaty may be required to obtain and provide a U.S. taxpayer identification number or certain documentary evidence issued by foreign governmental authorities to prove such non-U.S. holder’s residence in that country. Also, current Treasury Regulations provide special procedures for payments of dividends through qualified intermediaries.

The Treasury Regulations provide that a distributing corporation that determined at the end of a taxable year in which a distribution is made that it underwithheld on such distribution because, for example, at the time of the distribution it did not then have, nor expected to have for such taxable year, any earnings and profits but in fact did have earnings and profits for the taxable year, is liable for the amount underwithheld. Therefore, even in the absence of earnings and profits at the time of a distribution to the holders of offered securities, we may decide, in our sole discretion, to withhold on such distribution to satisfy our withholding tax obligations.

Sale or Other Disposition

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on income or gain realized on the sale or exchange of shares of offered securities unless:

•	the gain is effectively connected with a U.S. trade or business of the holder (or, if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such non-U.S. holder), in which case such holder will be taxed in the same manner as a U.S. person, and if the holder is a corporation, such holder may be subject to an additional branch profits tax equal to 30% or a lower rate as may be specified by an applicable income tax treaty;

•	the non-U.S. holder, in the case of a nonresident alien individual, is present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other conditions are met, in which case such holder will be subject to a 30% (or a lower rate as may be specified by an applicable income tax treaty) tax on the amount by which such holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the sale or disposition; or

•	we are, or have been within the five years preceding the holder’s disposition of the shares of the offered securities, a “U.S. real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes and (i) with respect to dispositions of our common stock, our common stock was not “regularly traded on an established securities market,” or (ii) the holder actually or constructively owns more than 5% of our common stock during the shorter of (A) the five-year period ending on the date of such disposition or (B) the period of time during which such holder held such shares. We believe that we have not been and are not currently a USRPHC for U.S. federal income tax purposes, nor do we anticipate becoming a USRPHC in the future. However, no assurance can be given that we will not become a USRPHC.

The rules described above under “— Consequences to U.S. Holders — Redemption” generally apply to determine the extent to which a redemption of shares of the offered securities held by a non-U.S. holder is treated as a sale or exchange of such shares or a distribution made on such holder’s shares. In addition, the rules described above under “— Consequences to U.S. Holders — Conversion” generally apply to determine the tax consequences of a conversion of Series D Stock into common stock by a non-U.S. holder, except that the rules described above in “— Consequences to Non-U.S. Holders — Sale or Other Disposition” apply to determine the

U.S. federal income tax effects of any gain realized by a non-U.S. holder from the receipt of cash in lieu of fractional shares of common stock.

Federal Estate Tax

Individuals, or an entity the property of which is includable in an individual’s gross estate for U.S. federal estate tax purposes, should note that offered securities held at the time of such individual’s death will be included in such individual’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Non-U.S. holders may be subject to information reporting and backup withholding (currently at a 28% rate) with respect to any dividends on, and the proceeds from dispositions of, offered securities paid to them unless such non-U.S. holders comply with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN) or otherwise establish an exemption. In addition, the amount of any dividends paid to a non-U.S. holder and the amount of tax, if any, withheld from such payment generally must be reported annually to such holder and the IRS. The IRS may make such information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which such holder resides. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Recent Legislation

In addition to withholding taxes discussed above, recent legislation generally imposes a withholding tax of 30% on payments to certain foreign entities, after December 31, 2012, of dividends on, and the gross proceeds of dispositions of, U.S. common stock unless various U.S. information reporting and due diligence requirements generally relating to U.S. owners of, and account holders with, those entities have been satisfied. These new requirements are different from, and in addition to, the reporting procedures described above under “— Consequences to Non-U.S. Holders — Information Reporting and Backup Withholding.” Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in offered securities.

THE DISCUSSIONS OF U.S. FEDERAL INCOME TAX CONSEQUENCES HEREIN (A) ARE NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A TAXPAYER, AND (B) WERE WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS AND MATTERS DISCUSSED IN THIS DISCLOSURE. ALL TAXPAYERS SHOULD SEEK ADVICE FROM AN INDEPENDENT TAX ADVISOR BASED ON THEIR OWN PARTICULAR CIRCUMSTANCES.

SELLING STOCKHOLDERS

On March 25, 2008, we issued 495,000 shares of B Stock and 272,500 shares of B-1 Stock in a private offering to THL and Goldman Sachs, the selling stockholders. On March 7, 2011, we entered into the Recapitalization Agreement with the selling stockholders, pursuant to which (i) THL will convert all 495,000 shares of B Stock into 286,438,367 shares of our common stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B Participating Convertible Preferred Stock, assuming the Proposed Recapitalization occurs before June 24, 2011, (ii) Goldman Sachs will convert all 272,500 shares of B-1 Stock into 157,686 shares of Series D Stock in accordance with MoneyGram’s Certificate of Designations, Preferences and Rights of Series B-1 Participating Convertible Preferred Stock, assuming the Proposed Recapitalization occurs before June 24, 2011, (iii) THL will receive approximately 28.2 million additional shares of our common stock and $140.8 million in cash, and (iv) Goldman Sachs will receive approximately 15,504 additional shares of Series D Stock (equivalent to approximately 15.5 million shares of our common stock) and $77.5 million in cash. The Proposed Recapitalization has been approved unanimously by our board of directors following the recommendation of a special committee of the board of directors comprised of independent and disinterested members of our board of directors, but remains subject to various conditions contained in the Recapitalization Agreement, including the approval of the Proposed Recapitalization by the affirmative vote of a majority of the outstanding shares of our common stock and B Stock (on an as-converted basis), voting together as a single class, present in person or by proxy at the Special Meeting and the affirmative vote of a majority of the outstanding shares of our common stock only (not including shares held by THL or Goldman Sachs or any of our executive officers or directors) and our receipt of sufficient financing to consummate the Proposed Recapitalization. We are registering the securities offered by this prospectus on the selling stockholders’ behalf.

The selling stockholders had an initial equity interest of approximately 79%. As of April 11, 2011, due to the accrual of dividends, the selling stockholders had an equity interest of approximately 84.2%.

Table 1 below sets forth (a) the number of shares of the B Stock beneficially owned by THL as of April 11, 2011, (b) the number of shares of our common stock issuable upon conversion of the shares of the B Stock beneficially owned by THL as of April 11, 2011, based on the conversion rate as of such date, any or all of which may be offered pursuant to this prospectus, and (c) the number of shares of our common stock beneficially owned by THL, assuming the Proposed Recapitalization occurs before June 24, 2011, any or all of which may be offered pursuant to this prospectus. The number listed in Table 1 as the number of shares of our common stock issuable upon conversion of the shares of the B Stock beneficially owned by THL as of April 11, 2011 does not include additional shares of our common stock that may be issued in the future due to the accrual of dividends, which shares may also be resold pursuant to this prospectus. Also, that number may increase or decrease because the number of shares of our common stock into which the B Stock is convertible is subject to adjustment under certain circumstances.

Table 2 below sets forth (a) the number of shares of the B-1 Stock beneficially owned by Goldman Sachs as of April 11, 2011, (b) the number of shares of the Series D Stock that will be beneficially owned by Goldman Sachs, assuming the Proposed Recapitalization occurs before June 24, 2011, any or all of which may be offered pursuant to this prospectus, (c) the number of shares of our common stock issuable upon conversion of the shares of the B-1 Stock beneficially owned by Goldman Sachs as of April 11, 2011 into Series D Stock and the subsequent conversion of such Series D Stock into our common stock, based on the conversion rates as of April 11, 2011, any or all of which may be offered pursuant to this prospectus, and (d) the number of shares of our common stock issuable upon conversion of the shares of the Series D Stock that will be beneficially owned by Goldman Sachs, assuming the Proposed Recapitalization occurs before June 24, 2011, any or all of which may be offered pursuant to this prospectus. The number listed in Table 2 as the number of shares of our common stock issuable upon conversion of the shares of the B-1 Stock beneficially owned by Goldman Sachs as of April 11, 2011 into Series D Stock and the subsequent conversion of such Series D Stock into our common stock does not include additional shares of our common stock that may be issued in the future due to the accrual of dividends, which shares may also be resold pursuant to this prospectus. Also, that number and the number listed in Table 2 as the number of shares of our common stock issuable upon conversion of the shares of the Series D Stock that will be beneficially owned by Goldman Sachs assuming the Proposed Recapitalization occurs before June 24, 2011 may increase or decrease because the number of shares of the Series D Stock into which the B-1 Stock is convertible and the number of shares of our common stock into which the Series D Stock is convertible are subject to adjustment under certain circumstances.

The information set forth below is based on information provided by, or on behalf of, the selling stockholders prior to the date hereof. Information concerning the selling stockholders may change from time to time. The selling stockholders may from time to time offer and sell any or all of the offered securities under this prospectus. Because the selling stockholders are not obligated to sell the offered securities, we cannot state with certainty the amount of our securities that the selling stockholders will hold upon consummation of any such sales. In addition, since the date on which the selling stockholders provided this information to us, such selling stockholders may have sold, transferred or otherwise disposed of all or a portion of the offered securities.

Table 1

	B Stock			Common Stock
				Proposed Recapitalization Does Not Occur (Issuable upon Conversion of the B Stock)			Proposed Recapitalization Occurs Before June 24, 2011
Name of Selling Stockholder	Number of Shares Beneficially Owned(1)	Number of Shares Owned After Completion of the Offering	Percent of Shares Beneficially Owned After the Offering	Number of Shares Beneficially Owned and Offered Hereby(1)	Number of Shares Owned After Completion of the Offering	Percent of Shares Beneficially Owned After the Offering	Number of Shares Beneficially Owned and Offered Hereby(1)	Number of Shares Owned After Completion of the Offering	Percent of Shares Beneficially Owned After the Offering
Thomas H. Lee Equity Fund VI, L.P.(2)(3)(4)	267,106.40			155,462,091			169,761,620
Thomas H. Lee Parallel Fund VI, L.P.(2)(3)	180,870.24			105,270,657			114,953,537
Thomas H. Lee Parallel (DT) Fund VI, L.P.(2)(3)	31,594.40			18,388,670			20,080,075
Putnam Investments Employees’ Securities Company III LLC(5)(6)	1,362.73			793,139			866,092
Great-West Investors, L.P.(5)(7)	1,363.26			793,447			866,429
THL Equity Fund VI Investors (MoneyGram), LLC(2)(3)	1,000.00			582,023			635,558
THL Operating Partners, L.P.(2)(3)	940.00			547,102			597,425
THL Coinvestment Partners, L.P.(2)(3)	762.98			444,071			484,916
SPCP Group, LLC(3)(8)	10,000.00			5,820,231			6,355,581

(1)	The shares set forth across from each respective stockholder are (or, in the case of the Common Stock, would be, if such stock was currently outstanding) owned directly and of record by such stockholder. Unless otherwise indicated, the selling stockholders may offer any or all of the shares of Common Stock.

(2)	The address is 100 Federal Street, Boston, MA 02110.

(3)	Principally engaged in the business of investing in securities.

(4)	In addition to the stock owned directly and of record by Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Equity Fund VI, L.P. may be deemed to share dispositive and voting power over, and thus beneficially own, an additional 10,000 shares of B Stock and a corresponding number of shares of Common Stock; Thomas H. Lee Equity Fund VI, L.P. disclaims beneficial ownership of such shares.

(5)	Principally engaged in the business of investment management.

(6)	The address is One Post Office Square, Boston, MA 02109.

(7)	The address is 8515 East Orchard Road, Greenwood Village, CO 80111. In addition to the stock owned directly and of record by Great-West Investors, L.P., Great-West Investors, L.P. may be deemed to share dispositive and voting power over, and thus beneficially own, an additional 1,362.73 shares of B Stock and a corresponding number of shares of Common Stock; Great-West Investors, L.P. disclaims beneficial ownership of such shares.

(8)	The address is Two Greenwich Plaza, First Floor, Greenwich, CT 06830.

Table 2

								Common Stock
	B-1 Stock				Series D Stock			Proposed Recapitalization Does Not Occur (Issuable upon Conversion of the B-1 Stock into Series D Stock and the Subsequent Conversion of the Series D Stock)				Proposed Recapitalization Occurs Before June 24, 2011 (Issuable upon Conversion of the Series D Stock)
					Proposed Recapitalization Occurs Before June 24, 2011
Name of Selling Stockholder	Number of Shares Beneficially Owned		Number of Shares Owned After Completion of the Offering	Percent of Shares Beneficially Owned After the Offering	Number of Shares Beneficially Owned and Offered Hereby(1)	Number of Shares Owned After Completion of the Offering	Percent of Shares Beneficially Owned After the Offering	Number of Shares Beneficially Owned and Offered Hereby(1)		Number of Shares Owned After Completion of the Offering	Percent of Shares Beneficially Owned After the Offering	Number of Shares Beneficially Owned and Offered Hereby(1)	Number of Shares Owned After Completion of the Offering	Percent of Shares Beneficially Owned After the Offering
The Goldman Sachs Group, Inc.(2)(3)	272,500	(4)			173,190			158,601,293	(4)			173,189,568

(1)	Unless otherwise indicated, the selling stockholders may offer any or all of the shares of Series D Stock or Common Stock.

(2)	The address of The Goldman Sachs Group, Inc. is 200 West Street, New York, NY 10282.

(3)	Encompasses the following: The Goldman Sachs Group, Inc. (“GS Group”), Goldman, Sachs & Co., GSCP VI Advisors, L.L.C. (“GSCP Advisors”), GSCP VI Offshore Advisors, L.L.C. (“GSCP Offshore Advisors”), GS Advisors VI, L.L.C. (“GS Advisors”), Goldman, Sachs Management GP GmbH (“GS GmbH”), GS Capital Partners VI Fund, L.P. (“GS Capital”), GS Capital Partners VI Offshore Fund, L.P. (“GS Offshore”), GS Capital Partners VI GmbH & Co. KG (“GS Germany”), GS Capital Partners VI Parallel, L.P. (“GS Parallel”), GS Mezzanine Partners V Onshore Fund, L.L.C. (“GS Mezzanine Onshore GP”), GS Mezzanine Partners V Institutional Fund, L.L.C. (“GS Mezzanine Institutional GP”), GS Mezzanine Partners V Offshore Fund, L.L.C. (“GS Mezzanine Offshore GP”), GS Mezzanine Partners V Onshore Fund, L.L.C. (“GS Mezzanine Onshore GP”), GS Mezzanine Partners V Institutional Fund, L.L.C. (“GS Mezzanine Institutional GP”), GS Mezzanine Partners V Offshore Fund, L.L.C. (“GS Mezzanine Offshore GP”), GS Mezzanine Partners V Onshore Fund, L.P. (“GS Mezzanine Onshore”), GS Mezzanine Partners V Institutional Fund, L.P. (“GS Mezzanine Institutional”), GS Mezzanine Partners V Offshore Fund, L.P. (“GS Mezzanine Offshore”), GSMP V Onshore US, Ltd. (“GSMP Onshore”), GSMP V Institutional US, Ltd. (“GSMP Institutional”), and GSMP V Offshore US, Ltd. (“GSMP Offshore” and, together with the foregoing entities, the “Goldman Entities”).

GS Group is a Delaware corporation and bank holding company that (directly and indirectly through subsidiaries or affiliated companies or both) is a leading global investment banking securities and investment management firm. Goldman, Sachs & Co., a New York limited partnership, is an investment banking firm and a member of the New York Stock Exchange and other national exchanges. Goldman, Sachs & Co. also serves as the manager for GSCP Advisors, GSCP Offshore Advisors, GS Advisors, GS Mezzanine Onshore GP, GS Mezzanine Institutional GP and GS Mezzanine Offshore GP and the investment manager for GS Capital, GS Offshore, GS Germany and GS Parallel. Goldman, Sachs & Co. is wholly-owned, directly and indirectly, by GS Group. GSCP Advisors, a Delaware limited liability company, is the sole general partner of GS Capital. GSCP Offshore Advisors, a Delaware limited liability company, is the sole general partner of GS Offshore. GS Advisors, a Delaware limited liability company, is the sole general partner of GS Parallel. GS GmbH, a German company with limited liability, is the sole general partner of GS Germany. Each of GS Capital, a Delaware limited partnership, GS Offshore, a Cayman Islands exempted limited partnership, GS Germany, a German limited partnership, and GS Parallel, a Delaware limited partnership, was formed for the purpose of investing in equity, equity-related and similar securities or instruments, including debt or other securities or instruments with equity-like returns or an equity component. GS Mezzanine Onshore GP, a Delaware limited liability company, is the sole general partner of GS Mezzanine Onshore. GS Mezzanine Institutional GP, a Delaware limited liability company, is the sole general partner of GS Mezzanine Institutional. GS Mezzanine Offshore GP, a Delaware limited liability company, is the sole general partner of GS Mezzanine Offshore. GS Mezzanine Onshore, a Delaware limited partnership, is the sole shareholder of GSMP Onshore. GS Mezzanine Institutional, a Delaware limited partnership, is the sole shareholder of GSMP Institutional. GS Mezzanine Offshore, a Delaware limited partnership, is the sole shareholder of GSMP Offshore. Each of GSMP Onshore, GSMP Institutional, and GSMP Offshore, an exempted company incorporated in the Cayman Islands with limited liability, was formed for the purpose of investing in fixed income securities, equity and equity-related securities primarily acquired or issued in leveraged acquisitions, reorganizations and other private equity transactions and in other financial instruments.

(4)

GS Group has shared voting power over 158,669,146 shares of common stock and shared dispositive power over 158,669,146 shares of common stock (and 272,500.00 shares of the B-1 Stock); Goldman, Sachs & Co. has shared voting power over 154,302,594 shares of common stock and shared dispositive power over 154,302,594 shares of common stock (and 265,000.00 shares of the B-1 Stock); GSCP Advisors has shared voting power over 57,614,994 shares of common stock and shared dispositive power over 57,614,994 shares of common stock (and 98,959.63 shares of the B-1 Stock); GSCP Offshore Advisors has shared voting power over 47,922,124 shares of common stock and shared dispositive power over 47,922,124 shares of common stock (and 82,311.14 shares of the B-1 Stock); GS Advisors has shared voting power over 15,843,141 shares of common stock and shared dispositive power over 15,843,141 shares of common stock (and 27,212.21 shares of the B-1 Stock); GS GmbH has shared voting power over 2,047,637 shares of common stock and shared dispositive power over 2,047,637 shares of common stock (and 3,517.03 shares of the B-1 Stock); GS Capital has shared voting power over 57,614,994 shares of common stock and shared dispositive power over 57,614,994 shares of common stock (and 98,959.63 shares of the B-1 Stock); GS Offshore has shared voting power over 47,922,124 shares of common stock and shared dispositive power over 47,922,124 shares of common stock (and 82,311.14 shares of the B-1 Stock); GS Germany has shared voting power over 2,047,637 shares of common stock and shared dispositive power over 2,047,637 shares of common stock (and 3,517.03 shares of the B-1 Stock); GS Parallel has shared voting power over 15,843,141 shares of common stock and shared dispositive power over 15,843,141 shares of common stock (and 27,212.21 shares of the B-1 Stock); GS Mezzanine Offshore GP has shared voting power over 17,793,733 shares of common stock and shared dispositive power over 17,793,733 shares of common stock (and 30,562.55 shares of the B-1 Stock); GS Mezzanine Institutional GP has shared voting power over 1,154,502 shares of common stock and shared dispositive power over 1,154,502 shares of common stock (and 1,982.98 shares of the B-1 Stock); GS Mezzanine Onshore GP has shared voting power over 11,908,738 shares of common stock and shared dispositive power over 11,908,738 shares of common stock (and 20,454.47 shares of the B-1 Stock); GS Mezzanine Offshore has shared voting power over 17,793,733 shares of common stock and shared dispositive power over 17,793,733 shares of common stock (and 30,562.55 shares of the B-1 Stock); GS Mezzanine Institutional has shared voting power over 1,154,502 shares of common stock and shared dispositive power over 1,154,502 shares of common stock (and 1,982.98 shares of the B-1 Stock); GS Mezzanine Onshore has shared voting power over 11,908,738 shares of common stock and shared dispositive power over 11,908,738 shares of common stock (and 20,454.47 shares of the B-1 Stock); GSMP Offshore has shared voting power over 17,793,733 shares of common stock and shared dispositive power over 17,793,733 shares of common stock (and 30,562.55 shares of the B-1 Stock); GSMP Institutional has shared voting power over 1,154,502 shares of common stock and shared dispositive power over 1,154,502 shares of common stock (and 1,982.98 shares of the B-1 Stock); and GSMP Onshore has shared voting power over 11,908,738 shares of common stock and shared dispositive power over 11,908,738 shares of common stock (and 20,454.47 shares of the B-1 Stock). Together with Thomas H. Lee Advisors, LLC; THL Equity Advisors VI, LLC; Thomas H. Lee Equity Fund VI, L.P.; Thomas H. Lee Parallel Fund VI, L.P.; Thomas H. Lee Parallel (DT) Fund VI, L.P.; THL Equity Fund VI Investors (MoneyGram), LLC; THL Coinvestment Partners, L.P.; THL Operating Partners, L.P.; Putnam Investments Holdings, LLC; Great-West Investors L.P. and Putnam Investments Employees’ Securities Company III LLC and SPCP Group, LLC, the Goldman Entities may be deemed to beneficially own 446,752,854 shares of common stock issuable upon the conversion of all of the Series B Stock. The Goldman Entities disclaim beneficial ownership of such shares beneficially owned by (i) any client accounts with respect to which the Goldman Entities or their employees have voting or investment discretion, or both, and (ii) certain investment entities of which the Goldman Entities act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Goldman Entities. Additionally, Goldman, Sachs & Co. or another broker dealer subsidiary of GS Group may, from time to time, hold shares of common stock acquired in ordinary course trading activities.

The B-1 Stock held by the Goldman Entities and their affiliates is non-voting, except for the rights of Goldman Sachs to vote on specific actions set forth in the Certificate of Designations, Preferences and Rights of Series B-1 Participating Convertible Preferred Stock.

PLAN OF DISTRIBUTION

The offered securities are being registered to permit the selling stockholders the ability to offer and sell the offered securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering by the selling stockholders of the offered securities. We will bear the fees and expenses incurred by us in connection with our obligation to register the offered securities. If the securities are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.

The securities offered hereby may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices that are other than prevailing market prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable securities laws;

•	through one or more underwriters in a public offering on a firm commitment or best-efforts basis;

•	an exchange distribution in accordance with the rules of the applicable exchange, if any;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	directly to one or more purchasers;

•	in other ways not involving market makers or established trading markets;

•	by pledge to secure debts and other obligations;

•	through agents; or

•	in any combination of the above or by any other legally available means.

The selling stockholders may offer the offered securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our offered securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the offered securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of offered securities, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If the selling stockholders use an underwriter or underwriters to effectuate the sale of the offered securities, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of the offered securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholders may also sell shares of the offered securities from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholders may sell shares of the offered securities directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.

The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

The selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the securities to close out such short positions, or loan or pledge the securities that in turn may sell such securities. The selling stockholders also may transfer, donate and pledge offered securities, in which case the transferees, donees, pledgees or other successors in interest will be deemed selling stockholders for purposes of this transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale by the selling stockholders of the offered securities. Any selling stockholder may decide to sell all or a portion of the securities offered by it pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may transfer sell, transfer or devise the securities by other means not described in this prospectus. Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the shares of the offered securities to its members, partners or stockholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the offered securities acquired in the distribution. A selling stockholder who is an individual may make gifts of shares of the offered securities covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

The selling stockholders and any underwriters, broker-dealers or agents participating in the distribution of the offered securities may be deemed to be “underwriters,” within the meaning of the Securities Act, and any profit on the sale of securities by the selling shareholder and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling stockholders. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities arising under the Securities Act. The selling stockholders will indemnify us against certain losses, claims, damages and liabilities, including liabilities arising under the Securities Act. In the event that indemnification is not available, an indemnified party will be entitled to contribution from the indemnifying party in connection with such losses, claims, damages and liabilities.

We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of the offered securities may be entitled to indemnification by us and/or the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Our common stock is listed on the New York Stock Exchange under the symbol “MGI.”

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

8,000,000 Shares

Common Stock

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch

Wells Fargo Securities

Goldman, Sachs & Co.

J.P. Morgan

Macquarie Capital

William Blair & Company

                    , 2014